Exhibit 10.29

CONSTRUCTION AND TERM LOAN AGREEMENT

by and among

OTTER TAIL AG ENTERPRISES, LLC,
a Minnesota limited liability company

and

MMCDC NEW MARKETS FUND II, LLC
a Delaware limited liability company

dated

as of

March 30, 2007

i

ii

CONSTRUCTION AND TERM LOAN AGREEMENT

THIS CONSTRUCTION AND TERM LOAN AGREEMENT (this “Agreement”), dated as of March 30, 2007 between MMCDC NEW MARKETS FUND II, LLC, a Delaware limited liability company (the “Lender”) and OTTER TAIL AG ENTERPRISES, LLC, Minnesota limited liability company (the “Borrower”).

RECITALS

The following recitals are a material part of this Agreement:

WHEREAS, Borrower is the owner of the property located at 24096 170th Avenue, Fergus Falls, Minnesota 56537 legally described on Schedule 3.01(d) attached hereto and hereby made a part hereof (the “Real Property”); and

WHEREAS, Borrower plans to build, equip and operate on the Real Property a new nameplate 55 million gallon per year ethanol production facility, as further defined below (the “Project”) (the Real Property and the Project are hereinafter at times referred to as the “Property”) in an economic area Borrower has found to be characterized by economic distress and inadequate access to capital in order to have a catalytic effect on economic development within the Project area and other low-income communities;

WHEREAS, Borrower is expected to constitute a “qualified active low-income community business” (as that term is defined in Section 45D of the Internal Revenue Code of 1986, as amended (the “Code”)); and

WHEREAS, U.S. Bancorp Community Development Corporation, a Minnesota corporation (“USBCDC”), has made an equity investment of $20,000,000 in Otter Tail Investment Fund, LLC (the “Fund”); and

WHEREAS, Minnesota’s Community Development Corporation, a Minnesota nonprofit corporation (“MCDC”) will provide a loan in the principal amount of $14,480,500 to the Fund (the “MCDC Fund Loan”), $14,228,000 of which shall be distributed to USBCDC as a return of capital; and

WHEREAS, Midwest Minnesota Community Development Corporation, a Minnesota nonprofit corporation (“MMCDC”), received an $80,000,000 New Markets Tax Credit allocation (the “NMTC Allocation”) pursuant to that certain New Markets Tax Credit Program Allocation Agreement, effective as of November 9, 2006, by and among MMCDC, Lender, certain other subsidiary allocatees of MMCDC, and the Community Development Financial Institutions Fund of the United States Treasury (the “CDFI Fund”); and

WHEREAS, MMCDC suballocated $20,000,000 of the NMTC Allocation to Lender, and

WHEREAS, the Fund has made an equity investment of $20,000,000 to Lender, which is intended to constitute a “qualified equity investment” under Section 45D(b) of the Code (the “Fund QEI”) and the Fund shall make a non-QEI equity investment of $175,000 to Lender; and

WHEREAS, the proceeds of the Fund QEI and the non-QEI will be used as follows:

(a)           To pay approximately $1,000,000 of certain fees to MMCDC; and

(b)           To fund loans of up to $19,175,000 to Borrower (collectively, the “Construction Loan”), which shall be evidenced by two notes in the original principal amounts of $ 14,480,500, and $4,694,500, respectively, and

WHEREAS, AgStar Financial Services, PCA (“AgStar”) will also provide a construction loan to Borrower up to a principal amount of $35,000,000 (“AgStar Construction Loan”), a revolving term loan in the amount of $6,000,000 and a $4,000,000 revolving credit line to Borrower for purposes of the acquisition, construction, equipping and furnishing, operating and other permitted purposes in furtherance of the Project (collectively, the “AgStar Loans”) pursuant to that certain Master Loan Agreement dated as of March 28, 2007 and related supplements and loan documents (collectively, the “AgStar Loan Documents”); and

WHEREAS, additional financing subordinated to the Agstar Loans and the Construction Loan will be provided from the proceeds of the $6,305,000 General Obligation Tax Abatement Bonds, Series 2007 issued by Otter Tail County, Minnesota (the “County”) and the proceeds of the $20,000,000 Otter Tail County Subordinate Exempt Facility Revenue Bonds (Otter Tail Ag Enterprises, LLC Ethanol Plant Project), Series 2007, to finance a portion of the development of the Project (“Subordinate Financing”); and

WHEREAS, the members of Borrower have or will contribute equity subject to the terms of this Agreement in an amount equal to the greater of (i) 35.4% of Project Costs (defined below) or (ii) $44,600,000 to finance a portion of the acquisition and construction of the Project (“Borrower’s Equity”); and

WHEREAS, Lender has agreed to make the Construction Loan to Borrower upon and subject to all of the terms, conditions, covenants and agreements of this Agreement and the Loan Documents.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, intending to be legally bound hereby, and in consideration of Lender making one or more loans to the Borrower, Lender and the Borrower agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01. Certain Defined Terms. All capitalized terms used in this Agreement shall have the following meanings. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code, as amended from time to time. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

“Accountant’s Letter” means the letter dated March 30, 2007 from Christianson & Associates, PLLP attached hereto as Exhibit G.

“Advances” means the Loans provided the Borrower pursuant to this Agreement.

“Affiliate” means, as to any Person, any other Person: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting membership interests (units) of such Person; or (c) ten percent (10%) or more of the voting membership interests (units) of which is directly or indirectly beneficially owned or held by the Person in question. The term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Lender or any Bank be deemed an Affiliate of the Borrower or any of their subsidiaries.

“Agreement” means this Agreement, as this Agreement may be amended, modified or supplemented from time to time, together with all exhibits and schedules attached to or made a part of this Agreement from time to time.

“AgStar” has the meaning set forth in the Recitals.

“AgStar Construction Loan” has the meaning set forth in the Recitals.

“AgStar Loans” has the meaning set forth in the Recitals.

“AgStar Loan Documents” has the meaning set forth in the Recitals.

“AgStar Notice Date” has the meaning set forth in Section 6.01(t).

“Allowed Distributions” has the meaning specified in Section 5.02(b).

“Allocation Agreement” means the New Markets Tax Credit Program Allocation Agreement entered into among the CDFI Fund, MMCDC, as the allocatee, Lender, and other subsidiary allocatees effective as of November 9, 2006.

“Anti-Terrorism Laws” shall mean all laws relating to terrorism or money laundering, including, without limitation, the Executive Order and the Bank Secrecy Act, as amended by the USA Patriot Act.

“Average Value” means the cost basis of Borrower’s owned property and the reasonable value of its leased property.

“Borrower” means Otter Tail Ag Enterprises, LLC, a Minnesota limited liability company.

“Borrower’s Equity” means funds equal to the greater of (i) 35.4% of Project Costs or (ii) $44,600,000, subject to the terms of this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of the State of Minnesota, or are in fact closed in, the state where the Lender’s Office is located.

“Capital Expenditures” means, for any period, the sum of all amounts that would, in accordance with generally accepted accounting principles consistently applied, be included as additions to property, plant and equipment on a statement of cash flows for the Borrower during such period, with respect to: (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds; or (b) other capital expenditures and other uses recorded as capital expenditures having substantially the same effect.

“CDE” shall mean a “certified community development entity” as defined in Section 45D of the Code and regulations thereunder.

“Census Tract” means census tract #27111960900, which is a “low-income community” as defined in Section 45D(e) of the Code and Treas. Reg. Section 1.45D-1.

“CDFI Fund” has the meaning set forth in the Recitals.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

“Closing Date” means March 30, 2007.

“Code” has the meaning set forth in the Recitals.

“Collateral” means and includes, without limitation, all property and assets granted as collateral security for the Loans or other indebtedness, in favor of the Lender, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, assignment of rents, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever; whether created by law, contract or otherwise; and excluding the Separate Collateral.

“Collectibles” means (a) any work of art; (b) any rug or antique; (c) any metal or gem; (d) any stamp or coin; (e) any alcoholic beverage; or (f) any other tangible personal property specified by the IRS as collectibles, other than collectibles that are held primarily for sale to customers in the ordinary course of business. Certain coins and bullion are not Collectibles as provided in Section 408(m)(3) of the Code.

“Completion Date” means the earlier of (i) the first day of the seventeenth (17th) month after the Closing Date, or (ii) the date a Completion Certificate is issued for the Project executed by the Borrower, Prime Contractor and Inspecting Engineer.

“Completion Certificate” means a certificate in form and substance reasonably acceptable to Lender, executed by the Borrower, Prime Contractor and Inspecting Engineer stating that the Project is completed and that the processing equipment and fixtures are fully operational, and that the Project has successfully completed performance testing and performs, with permanent equipment, at 100% of the performance guarantees.

“Compliance Certificate” means a certificate of the Chief Executive Officer, Chief Financial Officer, or any other officer reasonably acceptable to the Lender, of the Borrower, substantially in the form attached hereto as Exhibit A, setting forth the calculations of current financial covenants and stating: (a) the Financial Statements are true and correct and, other than the unaudited interim financial statements, have been prepared in accordance with generally accepted accounting principles consistently applied; (b) whether they have knowledge of the occurrence of any Event of Default under this Agreement, and if so, stating in reasonable detail the facts with respect thereto; and (c) reaffirm and ratify the representations and warranties, as of the date of the certificate, contained in this Agreement.

“Construction Advance” means any Advance for the payment of Project Costs.

“Construction Contracts” means any and all material contracts, written or oral, between the Borrower and any Contractor and any subcontractor and between any of the foregoing and any other person or entity relating in any way to the construction of the Project, including the performing of labor or the furnishing of standard or specially fabricated materials in connection therewith.

“Construction Loan” means the loans from the Lender to the Borrower in the aggregate amount of $19,175,000 and pursuant to the terms and conditions provided for in this Agreement.

“Contractor” means and includes any person or entity, including, without limitation, the Prime Contractor, engaged to work on or to furnish labor, materials or supplies for the Project.

“County” has the meaning set forth in the Recitals.

“Current Portion of Long Term Debt” means that portion of Funded Debt payable within one year from the date of such determination, determined in accordance with generally accepted accounting principles, consistently applied.

“Cut-Off Date” shall mean February 7, 2008.

“Debt” means: (A) indebtedness for borrowed money or for the deferred purchase price of property or services; (B) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (C) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (A) or (B) above or (E) through (G) below; (D) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (E) indebtedness in respect of mandatory redemption or mandatory dividend rights on equity interests but excluding dividends payable solely in additional equity interests; (F) all obligations of a Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a company or its assets or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof; and (G) all obligations of a Person under any Hedging Agreement.

“Default Rate” has the meaning set forth in the Notes.

“Disbursing Account” means a deposit account established by Disbursing Agent at Security State Bank, Fergus Falls, Minnesota, for purposes of making all Advances under the Disbursing Agreement.

“Disbursing Agent” means First Minnesota Title & Abstract, LLC, a Minnesota limited liability company, its successors and assigns.

“Disbursing Agreement” means the Disbursing Agreement dated March 30, 2007, executed by the Disbursing Agent, the Borrower, the Lender, the County, the Trustee, and AgStar as the same may be from time to time amended, modified, or supplemented from time to time.

“Distribution” means any dividend, distribution, payment, or transfer of property by the Borrower to any member of the Borrower.

“Draw Request” means a request for a Construction Advance submitted by the Borrower to the Lender and the Disbursing Agent, in accordance with the terms and conditions of the Disbursing Agreement.

“Environmental Laws” means all the laws listed in the definition of “Hazardous Substance and any other local, state, or federal law or regulation governing the material and disposal or release of Hazardous Substance.

“EBITDA” means for any period, the total of the following each calculated without duplication for the Borrower for such period: (i) net income from operations; plus (ii) any provision for (or less any benefit from) income taxes included in determining such net income; plus (iii) Interest Expense deducted in determining such net income; plus (iv) amortization and depreciation expense deducted in determining such net income.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Events of Default” has the meaning specified in Section 6.01.

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, as amended from time to time.

“Extraordinary Items” means items which are material and significantly different from the Borrower’s typical business activities, determined in accordance with generally accepted accounting principles, consistently applied.

“Financial Projections” means the financial projections, prepared by the Reznick Group, P.C.
and certified as of March    , 2007, and attached hereto as Exhibit E.

“Fixed Charge Coverage Ratio” means the ratio of (EBITDA +/- Extraordinary Items) divided by the sum of Current Portion of Long Term Debt + Interest Expense + Dividends + Distributions + Tax Distributions + Maintenance Capital Expenditures).

“Food Security Act” means the Food Security Act of 1985, 7 U.S.C. §1631, as amended, and the regulations promulgated thereunder.

“Fund” has the meaning set forth in the Recitals.

“Fund QEI” has the meaning set forth in the Recitals.

“Funded Debt” means the principal amount of all Debt of the Borrower having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin) excluding, however, the principal amount due under any line of credit used by

Borrower for working capital purposes, all determined in accordance with generally accepted accounting principles, consistently applied for the period in question.

“GAAP” means generally accepted accounting principles, consistently applied, except for any change in accounting practices to the extent that, due to a promulgation of the Financial Accounting Standards Board changing or implementing any new accounting standard, Borrower either (a) is required to implement such change, or (b) for future periods will be required to and for the current period may in accordance with generally accepted accounting principles implement such change, for its financial statements to be in conformity with generally accepted accounting principles (any such change is hereinafter referred to as a “Required GAAP Change”); provided that Borrower shall fully disclose in such financial statements any such Required GAAP Change and the effects of the Required GAAP Change on Borrower’s income, retained earnings or other accounts, as applicable.

“Governmental Authority” means and includes any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipality, city, or otherwise) whether now or hereafter in existence.

“Gross Revenues” shall mean all revenues received by Borrower in connection with the operation of the Project.

“Guaranty” shall mean that certain Unconditional Guaranty of Construction Completion of even date herewith given by the Borrower to USBCDC and the Fund, which Guaranty guarantees certain obligations of Borrower under certain of the Loan Documents, and all modifications, amendments, restatements and replacements thereof.

“Hazardous Substance” means any element, substance, compound, mixture, waste, material, pollutant or contaminant (including, without limitation, asbestos, any petroleum or petroleum derived waste or products, and raw materials that include hazardous constituents); to the extent the foregoing items are included under or regulated by any federal, state or local law, rule or regulation pertaining to environmental matters, as now or hereafter enacted or amended, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Federal Resource Conservation and Recovery Act; the Federal Superfund Amendments and Reauthorization Act of 1986; the Federal Toxic Substances Control Act; the Federal Hazardous Material Transportation Act; the Federal Clean Air Act; the Federal Water Pollution Control Act; together with any other federal, state or local super lien or other statutes, rules or regulations, as now or hereafter amended in any way pertaining to clean-up; disclosure; water pollution control; air pollution control; regulation of solid waste; hazardous waste management; storage tanks; regulation of environmentally sensitive areas; regulation of drinking water; use of ground water, surface waters and wetlands; hazardous and toxic substance reporting; environmental preservation or control; indoor air quality issues, including asbestos, radon and tobacco smoke; and any other laws, including case law, which might be deemed or referred to as environmental common law (all such laws, rules and regulations being referred to collectively as “Environmental Laws”) and any other substances now or hereafter deemed hazardous or toxic, including but not limited to, mold and other contaminants, regardless of whether the same are regulated under any Environmental Law

“Income Taxes” means the applicable state, local or federal tax on the net income of the Borrower.

“Inspecting Engineer” means BBI, Inc., a Colorado corporation and its successors and permitted assigns.

“Intellectual Property” has the meaning specified in Section 4.01(p).

“Intercreditor Agreement” shall mean the Intercreditor Agreement among Agstar, the Trustee, the County and Lender dated March 30, 2007.

“Interest Expense” means for any period, the total interest expense of the Borrower calculated on a consolidated basis.

“Inventory” means all of the Borrower’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

“Joint Collateral” means all of the Company’s (i) real property, including all buildings and improvements located thereon; (ii) Equipment; (iii) Fixtures; (iv) Letter-of-Credit Rights; and (v) software, whether now existing or hereafter acquired, and the proceeds and products thereof.

“Late Charge” has the meaning set forth in the Notes.

“Lender” means MMCDC New Markets Fund II, LLC, and its successors and assigns.

“Letters of Credit” means those certain letters of credit to be issued by AgStar pursuant to the terms and conditions of the AgStar Loan Documents.

“Loan and Carrying Charges” means all commitment fees to the Lender, brokerage fees, standby fees, interest charges, service fees, attorneys’ fees, contractors’ fees, developers’ fees, funding fees, title insurance fees and charges, recording fees, registration taxes, real estate taxes, special assessments, insurance premiums, and utility charges incurred by the Borrower in the construction of the Project and issuance of the Notes, all costs incurred in acquisition of the Real Property and any other costs incurred in the development of the Project.

“Loan Documents” means this Agreement, the Notes, the Security Agreement, the Mortgage and all other agreements, documents, instruments, and certificates of the Borrower delivered to, or in favor of, the Lender under this Agreement or in connection herewith or therewith, including, without limitation, all agreements, documents, instruments, and certificates delivered in connection with the extension of Advances by the Lender.

“Loan Obligations” means all obligations, indebtedness, and liabilities of the Borrower to the Lender, arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Advances, interest on the Advances, and all fees, costs, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) provided for in the Loan Documents.

“Loan/Loans” means and includes the MMCDC Senior Loan and the MMCDC Subordinate Loan, and any other financial accommodations extended to the Borrower by the Lender pursuant to the terms of this Agreement.

“Long Term Debt” means indebtedness that matures more than one year after the date of determination thereof.

“Long Term Marketing Agreement” means any contract, agreement or understanding of the Borrower having a term of one year or more after the date of determination thereof relating to the sale of any raw materials, inventory, products or by-products of the Borrower.

“Low-Income Community” includes pursuant to Section 45D(e) of the Code, a population census tract if (a) the poverty rate for such tract is at least twenty percent (20%), or (b) (i) in the case of a tract not located within a metropolitan area, the median family income for such tract does not exceed eighty percent (80%) of statewide median family income, or (ii) in the case of a tract located within a metropolitan area, the median family income for such tract does not exceed eighty percent (80%) of the greater of statewide median family income or the metropolitan area median family income.

“Maintenance Capital Expenditures” means all Capital Expenditures made in the ordinary course of business to maintain existing business operations of the Borrower in any fiscal year, determined in accordance with generally accepted accounting principles, consistently applied.

“Material Adverse Effect” means any set of circumstances or events which: (i) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of any Loan Documents or any material term or condition contained therein; (ii) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business assets, operations, or property of the Borrower; or (iii) materially impairs or could reasonably be expected to materially impair the ability of the Borrower to perform the obligations under the Loan Documents.

“Material Contract” means (i) any contract or any other agreement, written or oral, of the Borrower or its Subsidiaries involving monetary liability of or to any such person in an amount in excess of $500,000 per annum; and (ii) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect on the Borrower or its Subsidiaries; provided, however, that any contract or agreement which is terminable by a party other than the Borrower or its Subsidiaries without cause upon notice of 90 days or less shall not be considered a Material Contract.

“Maturity Date” means the date that is the first day of the 132nd month after the initial Advance under this Agreement.

“Maximum Rate” means the maximum nonusurious interest rate, if any, at any time, or from time to time, that may be contracted for, taken, reserved, charged or received under applicable state or federal laws.

“MCDC” has the meaning set forth in the Recitals.

“MCDC Fund Loan” has the meaning set forth in the Recitals.

“MMCDC” has the meaning set forth in the Recitals.

“MMCDC Senior Loan” means the loan made pursuant to this Agreement and the MMCDC Senior Loan Note in the original principal amount of $14,480,500.

“MMCDC Senior Loan Note” means that certain promissory note of even date herewith executed and delivered to the Lender by the Borrower in the amount of $14,480,500 and pursuant to the terms and conditions provided for in this Agreement.

“MMCDC Subordinate Loan” means the loan made pursuant to this Agreement and the MMCDC Subordinate Loan Note in the original principal amount of $4,694,500.

“MMCDC Subordinate Loan Note” means that certain promissory note of even date herewith executed and delivered to the Lender by the Borrower in the amount of $4,694,500 and pursuant to the terms and conditions provided for in this Agreement.

“Mortgage” means that certain Mortgage, Security Agreement and Assignment of Rents and Leases of even date herewith, as amended, modified or supplemented from time to time, pursuant to which a shared first priority lien mortgage interest with AgStar pursuant to the terms and conditions of the Intercreditor Agreement, shall be granted by the Borrower to the Lender in the Real Property to secure payment to the Lender of the Loan Obligations.

“Net Income” means net income as determined in accordance with GAAP.

“New Markets Tax Credit” and “NMTC” shall mean the new markets tax credit provided for in Section 45D of the Code.

“New Markets Tax Credit Compliance Fee” means the fee payable to Lender pursuant to Section 7.04(d) of this Agreement.

“NMTC Allocation” has the meaning set forth in the Recitals.

“NMTC Control” shall mean “control” as defined in Treas. Reg. Section 1.45D-1(d)(6)(ii)(B) as direct or indirect ownership (based on value) or control (based on voting or management rights) of more than 50 percent of the entity. For purposes of this definition, the term management rights means the power to influence the management policies or investment decisions of the entity.

“NMTC Program Requirements” means collectively, the provisions of Section 45D of the Code, the Allocation Agreement, the Treasury Regulations, published rulings issued by the Internal Revenue Service, and guidance, rules or procedures published by the CDFI Fund.

“NMTC Recapture Event” means recapture or disallowance of any New Markets Tax Credits attributable to the QEI made by the Fund in Lender, but only to the extent such recapture or disallowance is attributable to any of the following: (a) Borrower ceasing to be a QALICB; (b) the redemption (within the meaning of Treas. Reg. Section 1.45D-l(e)(3)(iii)) of any portion of the QEI made by the Fund in Lender; (c) a failure to satisfy the substantially-all requirement (within the meaning of Treas. Reg. Section 1.45D-l(c)(l)(ii), (5)) with respect to the QEI made by the Fund in Lender; and (d) the failure of any tenant under any lease to be classified as a Tenant Qualified Business.

“NMTC Recapture Period” means the seven (7) year period beginning on the date of the original issue of the first QEI made in Lender by the Fund, and ending on the last day preceding the seventh anniversary of the date of the last QEI made in Lender by the Fund.

“Nonqualified Financial Property” means debt, stock, partnership interests, options, futures contracts, forward contracts, warrants, notional principal contracts, annuities, and other similar property as described in Treas. Reg. Section 1.45D-l(d)(4)(i)(E) and excludes reasonable amounts of working capital held in cash, cash equivalents or debt instruments with a term of 18 months or less, or accounts or notes receivable acquired in the ordinary course of trade or business for services rendered or from the sale of property. The proceeds of an equity investment or a loan by a CDE that will be expended for construction of real property within 12 months after the date the investment or loan is made are treated as a reasonable amount of working capital.

“Note/Notes” means and includes the MMCDC Senior Loan Note and The MMCDC Subordinate Loan Note and all other promissory notes executed and delivered to the Lender by the Borrower pursuant to the terms of this Agreement as the same may be amended, modified, supplemented, extended or restated from time to time.

“OFAC” shall mean the Office of Foreign Asset Control of the U.S. Treasury Department.

“Ordinary Trade Payable Dispute” means trade accounts payable, in an aggregate amount not in excess of $100,000 with respect to the Borrower, and with respect to which: (a) there exists a bona fide dispute between Borrower and the vendor; (b) the Borrower is contesting the same in good faith by appropriate proceedings; and (c) the Borrower has established appropriate reserves on its financial statements.

“Parity Lien” means the lien of AgStar in the Joint Collateral.

“Permitted Liens” shall have the meaning ascribed to the term in Section 5.02.

“Person” means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

“Personal Property” means all equipment, fixtures, improvements, building supplies and materials and other personal property now or hereafter attached to, located in, placed in or necessary to the use of the improvements on the Real Property including, but without being limited to, all machinery, fixtures, equipment, furnishings, and appliances, as well as all renewals, replacements, additions, and substitutes thereof, and all products and proceeds thereof, and including without limitation all inventory, farm products, accounts, instruments, chattel paper, other rights to payment, money, deposit accounts, commodity accounts, investment property, insurance proceeds and general intangibles of the Borrower, whether now owned or hereafter acquired.

“Plans and Specifications” means the final plans and specifications for the construction of the Project, to be prepared by the Prime Contractor, and approved by the Lender, and all amendments and modifications and supplements thereof approved by Lender.

“Prime Contractor” means Harris Mechanical Contracting Company, a Minnesota corporation, and its successors and permitted assigns.

“Prohibited Person” shall mean any of the following:

(a)           a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(b)           a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)           a person or entity with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d)           a person or entity who or that commits, threatens, or conspires to commit or supports “terrorism,” as defined in the Executive Order; or

(e)           a person or entity that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official web site or any replacement website or other replacement official publication of such list.

“Project” means any and all buildings, structures, fixtures, and other improvements made to the Real Property and other uses identified in the Project Sources and Uses Statement as part of the acquisition and construction of an ethanol production facility in Otter Tail County, Minnesota, for which the Loans to Borrower are being made hereunder.

“Project Costs” means the total of all costs of acquiring the Real Property and constructing the Project as identified in the Project Sources and Uses Statement, together with all Loan and Carrying Charges.

“Project Sources and Uses Statement” means the statement attached hereto as Exhibit B which identifies the sources and uses of monies in a total amount of $126,857,970 related to the Project.

“Property” shall have the meaning set forth in the Recitals to this Agreement.

“Qualified Active Low-Income Community Business” or “QALICB” means as defined in Section 45D(d) of the Code and the Treasury Regulations and Guidance, with respect to any taxable year, a Qualified Business of which:

(a)           at least fifty percent (50%) of the total gross income of the Qualified Business will be derived from the active conduct of its trade or business within the Census Tract;

(b)           at least forty percent (40%) of the use of the tangible property of the Qualified Business (whether owned or leased) will be within the Census Tract (for purposes of this representation, the percentage of tangible property owned or leased by the Qualified Business and used by the Qualified Business during the taxable year in the Census Tract shall be determined based on a fraction (i) the numerator of which is the Average Value of the tangible property used by the Qualified Business within the Census Tract, and (ii) the denominator of which is the Average Value of all of the tangible property owned or leased by the Qualified Business and used by the Qualified Business during the taxable year); provided, however, that for any taxable year in which the Qualified Business has no employees, at least eighty-five percent (85%) of the use of the tangible property of the Qualified Business (whether owned or leased) will be within the Census Tract;

(c)           less than five percent (5%) of the average of the unadjusted basis of the property of the Qualified Business is attributable to Nonqualified Financial Property;

(d)           at least forty percent (40%) of the services performed for the Qualified Business by its employees, if any, will be within the Census Tract (for purposes of this representation, this percentage is determined based on a fraction (the numerator of which is the total amount paid by the Qualified Business for employee services performed in the Census Tract during the taxable year, and the denominator of which is the total amount paid by the Qualified Business for employee services during the taxable year); and

(e)           less than five percent (5%) of the aggregate unadjusted basis of the Qualified Business’s property is attributable to Collectibles.

“Qualified Business” means as defined in Treas. Reg. Section 1.45D-1(d)(5), any trade or business except (a) the rental of Residential Rental Property; (b) any trade or business consisting predominantly of the development or holding of intangibles for sale or license; (c) any trade or business consisting of the operation of any private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, racetrack or other facility used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises; or (d) any trade or business the principal activity of which is farming.

“Qualified Equity Investment” or “QEI” means as defined in Section 45D(b) of the Code and the Treasury Regulations and Guidance, any equity investment in Lender if (a) such investment is acquired by the Fund at its original issue (directly or through an underwriter) solely in exchange for cash; (b) substantially all of such cash is used by Lender to make QLICIs; and (c) such investment is designated by Lender as a “qualified equity investment.” “QLICI” means a “qualified low-income community investment,” as such term is defined in Section 45D of the Code and the Treasury Regulations and Guidance, made by a CDE, and includes:

(a)           any capital or equity investment in, or loan to, any QALICB;

(b)           the purchase of certain loans from other qualified community development entities (as described in Treas. Reg. Section 1.45D-1(d)(1)(ii));

(c)           “financial counseling and other services” (as defined in Treas. Reg. Section 1.45D-l(d)(7)); and

(d)           investments in or loans to other qualified community development entities (as described in Treas. Reg. Section 1.45D-l(d)(l)(iv)).

“Real Property” means that real property located in Otter Tail County, Minnesota, owned by the Borrower, upon which the Project is to be constructed and which is described in Schedule 3.01(d).

“Residential Rental Property” means as defined in Section 168(e)(2)(A) of the Code, any building or structure if eighty percent (80%) or more of the gross rental income from such building or structure for the taxable year is rental income from “dwelling units.” For such purpose, a “dwelling unit” means a house or apartment used to provide living accommodations in a building or structure, but does not include a unit in a hotel, motel, or other establishment more than one half (1/2) of the units in which are used on a transient basis. If any portion of the building or structure is occupied by the taxpayer, the gross rental income for such building or structure includes the rental value of the portion so occupied.

“SARA” means the Superfund Amendment and Reauthorizations Act of 1986, as amended.

“Security Agreement” means and includes, without limitation, any agreements, promises, covenants, arrangements, understandings, or other agreements, whether created by law, contract, or otherwise, which evidence, govern, represent, or create a Security Interest, as the same has been and may hereafter be amended or otherwise modified.

“Security Interest” means and includes without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, assignment of rents, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

“Separate Collateral” means and includes all of the Borrower’s (i) Accounts, (ii) Inventory, (iii) Chattel Paper, (iv) Instruments, (v) Deposit Accounts and (vi) Payment Intangibles, whether now existing or hereafter acquired, and the proceeds and products thereof (as such terms are defined in the UCC) which are security solely with respect to the AgStar Loans.

“Subordinated Financing” has the meaning set forth in the Recitals.

“Sworn Construction Statement” means a sworn construction statement, sworn to by the Borrower and the Prime Contractor, and of a form and substance acceptable to the Lender, a sample of which is attached hereto as Exhibit F.

“Tangible Net Worth” means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 5.01(c) for the Borrower, excluding, however, from the determination of total assets: (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles; (ii) treasury stock; (iii) securities which are not readily marketable; (iv) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock; (v) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to the Closing Date; (vi) amortized start-up costs; and (vii) any items not included in clauses (i) through (vi) above which are treated as intangibles in conformity with generally accepted accounting principles.

“Tangible Owner’s Equity” means the Tangible Net Worth plus Subordinated Debt divided by total assets, measured annually at the end of each fiscal year, and expressed as a percentage.

“Tax Distributions” has the meaning specified in Section 5.02(b).

“Tenant Qualified Business” means any trade or business of a tenant or subtenant of the Property except any trade or business consisting of the operation of any private or commercial golf course, country club, massage parlor, hot tub facility, suntan facility, race track or other facility used for gambling, any store the principal business of which is the sale of alcoholic beverages for consumption off premises, funeral establishment, pawn shop, primarily pool or billiard establishment, shooting gallery, adult bookstore or facility selling or displaying pornographic books, literature, or videotapes (materials shall be considered “adult” or “pornographic” for such purpose if the same are not available for sale or rental to children under 18 years old because they explicitly deal with or depict human sexuality), bingo or similar games of chance, but lottery tickets and other items commonly sold in retail establishments may be sold as an incidental part of the business, or video game or amusement arcade, except as an incidental part of another primary business.

“Trustee” shall mean the trustee appointed to act as “trustee” pursuant to the Trust Indenture to be entered into by and between the County and U.S. Bank National Association, providing for the issuance of the $20,000,000 Otter Tail County Subordinate Exempt Facility Revenue Bonds (Otter Tail Ag Enterprises, LLC Ethanol Plant Project), Series 2007.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107 56, 115 Stat. 272 (2001), as amended from time to time.

“USBCDC” has the meaning set forth in the Recitals.

“Working Capital” means current assets of the Borrower less the sum of (i) current liabilities of the Borrower (ii) plus any unused balance of the Term Revolving Loan (defined in the AgStar Loan Documents) as determined in accordance with GAAP.

Section 1.02. Accounting Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, except as otherwise stated herein. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal years is calculated.

Section 1.03. Construction. Wherever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. The headings, captions or arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents, nor affect the meaning thereof.

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS

Section 2.01. Construction Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, the Lender has agreed to lend to Borrower and Borrower has agreed to borrow from Lender an amount not to exceed $19,175,000 for Project Costs. Such amount shall be loaned by Lender pursuant to the terms and conditions set forth in this Agreement and the Notes. Amounts borrowed and repaid or prepaid may not be re-borrowed. Advances under the Construction Loan may be used to fund the payment of Project Costs, including closing costs and fees associated with the Construction Loan. The Borrower agrees that the proceeds of the Construction Loan are to be used only for the purposes set forth in this Agreement and the Loan Documents.

Section 2.02. Terms. The Default Rate, Late Charge, and terms of payment and prepayment are set forth in the Notes and incorporated herein by reference.

Section 2.03. Proceeds of Collateral. All proceeds received by the Lender from the sale or other liquidation of the Collateral when an Event of Default exists shall first be applied as payment of the accrued and unpaid fees and expenses of the Lender hereunder, including, without limitation, under Section 7.04 and then to all other unpaid or unreimbursed Loan Obligations (including reasonable attorneys’ fees and expenses) owing to the Lender and then any remaining amount of such proceeds shall be applied to the unpaid amounts of Loan Obligations, until all the Loan Obligations have been paid and satisfied in full or cash collateralized. After all the Loan Obligations (including without limitation, all contingent Loan Obligations) have been paid and satisfied in full, and all other obligations of the Lender to the Borrower otherwise satisfied, any remaining proceeds of Collateral shall be delivered to the Person entitled thereto as directed by the Borrower or as otherwise determined by applicable law or applicable court order.

Section 2.04. Maximum Amount Limitation. Anything in this Agreement, any Note, or the other Loan Documents to the contrary notwithstanding, Borrower shall not be required to pay unearned interest on any Note or any of the Loan Obligations, or ever be required to pay interest on any Note or any of the Loan Obligations at a rate in excess of the Maximum Rate, if any. If the effective rate of interest which would otherwise be payable under this Agreement, any Note or any of the other Loan Documents would exceed the Maximum Rate, if any, then the rate of interest which would otherwise be contracted for, charged, or received under this Agreement, any Note or any of the other Loan Documents shall be reduced to the Maximum Rate, if any. If any unearned interest or discount or property that is deemed to constitute interest (including, without limitation, to the extent that any of the fees payable by Borrower for the Loan Obligations to the Lender under this Agreement, any Note, or any of the other Loan Documents are deemed to constitute interest) is contracted for, charged, or received in excess of the Maximum Rate, if any, then such interest in excess of the Maximum Rate shall be deemed a mistake and canceled, shall not be collected or collectible, and if paid nonetheless, shall, at the option of the holder of such Note, be either refunded to the Borrower, or credited on the principal of such Note. It is further agreed that, without limitation of the foregoing and to the extent permitted by applicable law, all calculations of the rate of interest or discount contracted for, charged or received by the Lender under the Notes, or under any of the Loan Documents, that are made for the purpose of determining whether such rate exceeds the Maximum Rate applicable to the Lender, if any, shall be made, to the extent permitted by applicable laws (now or hereafter enacted), by amortizing, prorating and spreading during the period of the full terms of the Advances evidenced by the Notes, and any renewals thereof all interest at any time contracted for, charged or received by Lender in connection therewith. This Section 2.04 shall control every other provision of all agreements among the parties to this Agreement pertaining to the transactions contemplated by or contained in the Loan Documents, and the terms of this Section 2.04 shall be deemed to be incorporated in every Loan Document and communication related thereto.

Section 2.05. Lender Records. All Advances and all payments or prepayments made thereunder on account of principal or interest may be evidenced by the Lender in accordance with its usual practice in an account or accounts evidencing such Advances and all payments or prepayments thereunder from time to time and the amounts of principal and interest payable and paid from time to time thereunder; in any legal action or proceeding in respect of the Notes, the entries made in such account or accounts shall be prima facie evidence of the existence and amounts of all Advances and all payments or prepayments made thereunder on account of principal or interest. Lender shall provide monthly statements of such entries to Borrower for the purpose of confirming the accuracy of such entries.

Section 2.06 Cut-Off Date. All disbursements of the Construction Loan must be made on or before the Cut-Off Date. If any portion of the Construction Loan has not been disbursed on or before the Cut-Off Date, such portion shall be funded into a restricted account of Borrower at US Bank National Association, which account shall be pledged to Lender pursuant to a bank account pledge agreement and shall be subject to a pledged account control agreement in favor of Lender and in form and substance satisfactory to Lender in its sole discretion. The amount of the Construction Loan that is funded into the account described in this Section 2.06 shall bear interest at the rate or rates set forth in the Notes. No funds may be withdrawn from said account without the prior written approval of Lender (which must countersign all checks drawn on said account) in accordance with the Disbursing Agreement.

Section 2.07 Withholding Taxes. All payments by the Borrower of amounts payable under any Loan Document shall be payable without deduction for or on account of any present or future taxes, duties, or other charges levied or imposed by any governmental authority through withholding or deductions with respect to any such payments (but excluding any tax imposed on or measured by the net income or profit of the Lender) (all such taxes, duties or other charges giving effect to the taxes excluded pursuant to the foregoing parenthetical herein the “Non-Excluded Taxes”). If any Non-Excluded Taxes are so levied or imposed, the Borrower shall make additional payments in such amounts so that every net payment of amounts payable by the Borrower under any Loan Document, after withholding or deduction for or on account of any Non-Excluded Taxes, will be equal to the amount provided for herein or therein; provided that the Borrower may withhold to the extent required by law and shall have no obligation to pay such additional amounts to the Lender to the extent that such Non-Excluded Taxes are United States withholding taxes imposed (or branch profits taxes imposed in lieu thereof) on amounts payable to the Lender, except to the extent that the Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this Section 2.07. The Borrower shall furnish promptly to the Lender, as the case may be, official receipts evidencing any such withholding or reduction.

ARTICLE III.

CONDITIONS PRECEDENT AND DISBURSEMENTS

Section 3.01. Conditions Precedent to Funding. The obligations of the Lender to make any Advance, are subject to the conditions precedent that the Lender shall have received the following, in form and substance satisfactory to the Lender:

(a)           This Agreement, duly executed by the Borrower and the Lender;

(b)           The Notes duly executed by the Borrower;

(c)           The Mortgage, fully executed and notarized, to secure the MMCDC Senior Loan encumbering on a shared first lien basis the fee interest and/or leasehold interest of the Borrower in the Real Property and the fixtures thereon described in Schedule 3.01 (d);

(d)           A Security Agreement duly executed by the Borrower and in a form as provided by the Lender by which security agreement the Lender is granted a security interest by the Borrower in the Collateral;

(e)           An Environmental Indemnity Agreement, fully executed by the Borrower and in a form as provided by the Lender;

(f)            A copy of the Construction Contract(s) and a complete set of the Plans and Specifications, together with copies of all permits and government approvals relating to the construction and use of the Project;

(g)           An assignment of contract for each of the Construction Contracts and the Plans and Specifications, duly executed by the Borrower and pursuant to which the Borrower shall have assigned to the Lender all of the Borrower’s right, title and interest in and to each such Construction Contract, and which assignment shall have been consented to and certified in writing by the other party (ies) to each such Construction Contract;

(h)           Copies of all Material Contracts between Borrower and third parties used in the normal operations of Borrower, including but not limited to management agreements, marketing agreements, and corn delivery agreements;

(i)            Assignments of the Material Contracts between Borrower, duly executed by the Borrower and pursuant to which the Borrower shall have assigned to the Lender all of the Borrower’s right, title and interest in and to each such contracts, and which assignment shall have been consented to and certified in writing by the other party(ies) to each such contract;

(j)            Financing Statements in form and content satisfactory to the Lender and in proper form under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests created by the Security Agreement;

(k)           Copies of UCC, tax and judgment lien search reports listing all financing statements and other encumbrances which name the Borrower and which are filed in the jurisdictions in which the Borrower is located, organized or maintains collateral, together with copies of such financing statements (none of which, except for the Parity Lien and Permitted Liens, shall cover the collateral purported to be covered by the Security Agreement);

(1)           Evidence that all other actions necessary or, in the opinion of the Lender, desirable to enable the Lender to perfect and protect the Security Interests created or contemplated by the Loan Documents have been taken;

(m)          An ALTA mortgagee title insurance policy issued by a title insurance company acceptable to Lender, with respect to the Real Property, assuring the Lender that the Mortgage creates a valid and enforceable encumbrance on the Real Property, free and clear of all defects and encumbrances except Permitted Liens and containing: (i) a comprehensive endorsement (ALTA form 9); (ii) a zoning endorsement (ALTA form 3.1) specifying an ethanol production facility as a permitted use for all of the parcels included in the Real Property; and (iii) a restrictions, encroachments, minerals-owners endorsement (ALTA Form 9.2) and (iv) such endorsements as the Lender shall reasonably require. All such title insurance policies shall be in form and substance reasonably satisfactory to the Lender and shall provide for affirmative insurance and such reinsurance as the Lender may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Lender;

(n)           Maps or plats of the Real Property certified to the Lender and the title insurance company issuing the policy referred to in Subsection 3.01(m) (the “Title Insurance Company”) in a manner reasonably satisfactory to each of the Lender and the Title Insurance Company, dated a date reasonably satisfactory to each of the Lender and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map;

(o)           Evidence as to: (i) whether any portion of the Real Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”); and (ii) if any portion of the Real Property is a Flood Hazard Property: (A) whether the community in which such Real Property is located is participating in the National Flood Insurance Program; (B) the Borrower’s written acknowledgment of receipt of written notification from the Lender (1) as to the fact that such Real Property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program; and (C) copies of insurance policies or certificates of insurance of the Borrower evidencing flood insurance satisfactory to the Lender and naming the Lender as sole loss payee on behalf of the Lender;

(p)           Evidence reasonably satisfactory to the Lender that the Real Property and the contemplated use of the Real Property, are in compliance in all material respects with all applicable zoning laws or ordinances and all applicable Environmental Laws, including, but not limited to all concentrated animal feedlot operations rules and regulations, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for the Real Property, the permitted uses of the Real Property under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the Federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990;

(q)           A certificate of the secretary of the Borrower together with true and correct copies of the following: (i) the Articles of Organization of the Borrower, including all amendments thereto, certified by the Office of the Secretary of State of the state of its incorporation and dated within 30 days prior to the date hereof; (ii) the Operating Agreement of the Borrower, including all amendments thereto; (iii) the resolutions of the Board of Governors of the Borrower authorizing the execution, delivery and performance of this Agreement, the other Loan Documents, and all documentation executed and delivered in connection therewith to which the Borrower is a party; (iv) certificates of the appropriate government officials of the state of organization of the Borrower as to its existence and good standing, and due qualification to do business in such state, dated within 30 days prior to the date hereof; and (v) the names of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents to be executed by each corporate Borrower, together with a sample of the true signature of each such officer;

(r)            Legal opinion of Pemberton, Sorlie, Rufer & Kershner, PLLP, legal counsel for the Borrower, substantially in the form attached hereto as Exhibit C;

(s)           The Intercreditor Agreement executed by all parties.

(t)            Evidence that the costs and expenses (including, without limitation, reasonable attorney’s fees) referred to in Section 7.04, to the extent incurred and invoiced, shall have been paid in full;

(u)           The results of the Lender’s inspection of the Collateral, and the Lender’s receipt of an appraisal of the Collateral acceptable to Lender in its sole discretion;

(v)           Satisfactory review by the Lender of any pending litigation relating to the Borrower;

(w)          A Phase I Environmental Assessment in form and substance reasonably acceptable to the Lender;

(x)            The Borrower shall have ordered the Prime Contractor and other Contractors to begin construction of the Project, and construction shall have commenced;

(y)           A schedule, certified by Borrower as accurate and complete, setting forth: (i) the necessary licenses, permits and consents required by applicable federal, state, and local governmental entities required for the lawful construction and operation of the Project; and (ii) the deadlines to obtain such licenses, permits and consents so that the Completion Date occurs as scheduled;

(z)            Lender shall have received in form and substance reasonably acceptable to Lender, an agreement with an Inspecting Engineer of recognized standing and acceptable to Lender, by which agreement such Inspecting Engineer agrees to assist Lender in its inspection of the Project during construction, review and approve requests for Advances on the Construction Loan on behalf of Lender, and provide such additional services as Lender may reasonably require at the sole expense of Borrower;

(aa)         The Borrower shall have provided evidence of commitment to the Lender of its Borrower’s Equity to the Project;

(bb)         Evidence that the insurance required by the Loan Documents has been obtained by the Borrower;

(cc)          An assignment of the Borrower’s business interruption insurance policy, duly executed by the Borrower and pursuant to which the Borrower shall have assigned to the Lender all of the Borrower’s right, title and interest in and to it’s business interruption insurance policy, and which assignment shall have been consented to and certified in writing by the other party(ies) to the insurance policy; and,

Section 3.02       Disbursement of Construction Loan.

(a)        Disbursing Account. Disbursements of the Construction Loan will be made by the Lender in the manner provided in the Disbursing Agreement. All disbursements will be made by wire transferring such funds to the Disbursing Account established pursuant to the Disbursing Agreement in the amount of each Draw Request which is approved pursuant to the Disbursing Agreement. All Construction Loan funds will be considered to have been advanced to and received by the Borrower upon, and interest on such funds will be payable by the Borrower from and after, their deposit in such deposit account. Unless otherwise approved by Lender, the Loans will be advanced in no more than four separate disbursements. Advances will be made from the proceeds of each of the MMCDC Senior Loan Note and MMCDC Subordinate Loan Note pro rata based on the maximum principal amount of each of the Notes.

(b)        Lender’s Application of Loan Proceeds. The Lender may elect, upon ten (10) days’ notice to the Borrower, to use the Construction Loan funds to pay, as and when due, any Construction Loan fees owing to Lender, interest on the Construction Loan, release charges under prior mortgages on the Property, and reasonable legal fees and disbursements of the Lender’s attorneys which are payable by the Borrower, unless Borrower causes such amount(s) to be paid within said ten (10) days. Such payments may be made, at the option of the Lender, by debiting or charging the Construction Loan funds in the amount of such payments, and if required by Lender by transferring funds to the Disbursing Account and charging these fees and costs against such funds.

(c)        Cost Information. All disbursements will be based upon a detailed breakdown of the Project Costs as set forth in the Sworn Construction Statement attached as Exhibit A to this Agreement. In the event that the Borrower becomes aware of any change in the approved Project Costs, which would increase the total cost in excess of $50,000 above the amount shown on the attached Sworn Construction Statement, the Borrower shall immediately notify the Lender in writing and promptly submit to the Lender for its approval a revised Sworn Construction Statement. No further disbursements need be made by the Disbursing Agent unless and until the revised Sworn Construction Statement is approved. The Lender reserves the right to approve or disapprove any revised Sworn Construction Statement in its reasonable discretion.

(d)        Loan in Balance, Deposit of Funds by Borrower. The Borrower shall keep the Loan in balance as provided in this Section. If the Lender at any time reasonably determines that the amount of the undisbursed Construction Loan proceeds and the proceeds of other project funding sources will not be sufficient to fully pay for all costs required to complete the construction of the

Project in accordance with the approved Plans and Specifications and for all Project Costs to be incurred by the Borrower, whether such deficiency is attributable to changes in the work of construction or in the Plans and Specifications or to any other cause, the Lender may make written demand on the Borrower to deposit in the Disbursing Account an amount equal to the amount of the shortage reasonably determined by the Lender. The Borrower shall then deposit the required funds within ten (10) days after the date of the Lender’s written demand. No further disbursements shall be made by the Disbursing Agent until those funds are deposited by the Borrower in the Disbursing Account. Whenever the Lender has any such funds on deposit in the Disbursing Account, it shall make all future advances for Project Costs from such funds before making any further advances under the Loan.

(e)        Conditions Precedent to Construction Advances. The Lender’s obligation to make Construction Advances under the Notes shall be subject to the terms, conditions and covenants set forth in this Agreement, including, without limitation, the following further conditions precedent:

(i)         Representations and Warranties. The representations and warranties set forth in this Agreement are true and correct in all material respects as of the date of the request for any Advance, except as disclosed in writing to the Lender, to the same extent and with the same effect as if made at and as of the date thereof;

(ii)        Draw Request. The Borrower has submitted to the Lender and the Disbursing Agent a Draw Request for each such Construction Advance, which such Draw Request shall comply with the requirements contained in this Agreement and the Disbursing Agreement;

(iii)       Compliance With Disbursing Agreement. All of the terms and conditions of the Disbursing Agreement have been satisfied with respect to each such Construction Advance;

(iv)       Sworn Construction Statement. The Borrower shall furnish to the Lender an updated Sworn Construction Statement setting forth the Contractor(s) providing services or materials with respect to specific portions of the construction of the Project and setting forth the amounts actually incurred and paid, or to be incurred, in completing construction of the Project. Such updated Sworn Construction Statement shall be sworn to by the Borrower and the Prime Contractor to be a true, complete and accurate account of all costs actually incurred and an accurate estimate of all costs to be incurred in the future;

(v)        No Defaults. The Borrower is not in default under the terms of this Agreement, the Loan Documents or any other agreement to which the Borrower is a party and which relates to the construction of the Project;

(vi)       Loan in Balance. The Loan is in balance, as required by the provisions of Section 3.02(d), above;

(vii)      Government Action. No license, permit, permission or authority necessary for the construction of the Project has been revoked or challenged by or before any Governmental Authority;

(f)         Suspension of Construction. If the Lender in reasonably good faith determines that any work or materials do not conform to the approved Plans and Specifications or sound building practice, or otherwise departs from any of the requirements of this Agreement, the Lender may require the work to be stopped and withhold disbursements until the matter is corrected. In such event, the Borrower will promptly correct the work to the Lender’s reasonable satisfaction. Provided Lender’s actions were reasonable, in good faith, and the work or materials did not conform to the approved Plans and Specifications or sound building practice, no such action by the Lender will affect the Borrower’s obligation to complete the Project on or before the Completion Date.

(g)        Inspections. The Borrower and the Inspecting Engineer shall be responsible for making inspections of the Project during the course of construction and shall determine to their own satisfaction that the work done or materials supplied by the Contractors to whom payment is to be made out of each Advance has been properly done or supplied in accordance with the applicable contracts with such Contractors. If any work done or materials supplied by a Contractor are not reasonably satisfactory to the Borrower or the Inspecting Engineer, the Borrower will immediately notify the Lender in writing of such fact. It is expressly understood and agreed that the Lender or its authorized representative may conduct such inspections of the Project as it may deem necessary for the protection of the Lender’s interest, and, specifically, an architectural or engineering firm acceptable to the Lender may, at the option of the Lender and at the expense of the Borrower, conduct such periodic inspections of the Project, prepare such written progress reports during the period of construction, prepare such written reports upon completion of the Project and sign such Draw Requests, as the Lender may reasonably request, provided that no inspection shall unreasonably delay progress on the Project. Any inspections which may be made of the Project by the Lender or its representative will be made, and all certificates issued by the Lender’s representative will be issued, solely for the benefit and protection of the Lender, and that Borrower will not rely thereon. The Lender is under no duty to supervise or inspect construction or examine any books and records. Any inspection or examination by the Lender is for the sole purpose of protecting the Lender’s security and preserving the Lender’s rights under this Agreement. No default of the Borrower will be waived by any inspection by the Lender. In no event will any inspection by the Lender be a representation that there has been or will be compliance with the Plans or Specifications or that the construction is free from defective materials or workmanship.

(h)        No Waiver. Any waiver by the Lender of any condition of disbursement must be expressly made in writing. The making of a disbursement prior to fulfillment of one or more conditions thereof shall not be construed as a waiver of such conditions, and the Lender reserves the right to require their fulfillment prior to making any subsequent disbursements.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01       Representations and Warranties of the Borrower.  The Borrower represents and warrants as follows:

(a)        Borrower. The Borrower is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Minnesota and is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect on its respective financial condition or operations. The Borrower has the power and authority to own and operate its assets and to carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party. There are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, except as may be set forth in the Operating and Member Control Agreement of Borrower, and no outstanding securities or instruments convertible into, membership interests (units) of the Borrower, except for those transactions set forth on Schedule 4.01(a);

(b)        The Loan Documents. The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower’s powers, have been duly authorized by all necessary action, do not contravene: (i) the articles of organization or operating agreements of the Borrower; or (ii) any law or any contractual restriction binding on or affecting the Borrower, and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the terms thereof) upon or with respect to any of its properties;

(c)        Governmental Approvals. No consent, permission, authorization, order or license of any Governmental Authority or of any party to any agreement to which the Borrower is a party or by which it or any of its property may be bound or affected, is necessary in connection with the construction of the Project, the execution, delivery, performance or enforcement of the Loan Documents or the creation and perfection of the liens and security interest granted thereby, except as such have been obtained and are in full force and effect or which are required in connection with the exercise of remedies hereunder and except as such that are not required for the construction of the Project;

(d)        Enforceability. This Agreement is, and each other Loan Document to which the Borrower is a party when delivered will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity;

(e)        Financial Condition and Operations. The balance sheet of the Borrower, as of September 30, 2006, and, with respect to the period ended September 30, 2006 the related statement of cash flow of the Borrower for the fiscal period then ended, copies of which have been furnished to the Lender, fairly present in all material respects the financial condition of the Borrower as at such date, and the results of the operations of the Borrower for the period ended on such dates and since September 30, 2006, there has been no material adverse change in such condition or operations;

(f)         Litigation. Except as described on Schedule 4.01(f), there is no pending or threatened action or proceeding affecting the Borrower or any of the transactions contemplated hereby before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower. As of the Closing Date, there are no outstanding judgments against the Borrower;

(g)        Use of Proceeds of Advances, etc. (i) No proceeds of the Loans will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 (provided, however, that this provision shall not prohibit Borrower from investing in certain value added cooperatives for the purposes of carrying out its overall business operations subject to compliance with the NMTC Program Requirements and the Borrower’s NMTC covenants pursuant to this Agreement); (ii) the Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System); and (iii) no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock;

(h)        Liens. Except as created by the Loan Documents or in connection with the Subordinated Debt, and not including the Parity Lien or the Permitted Liens, there is no lien, security interest or other charge or encumbrance, and no other type of preferential arrangement, upon or with respect to any of the properties or income of the Borrower, which secures Debt of any Person, except as described in Schedule 5.02(a);

(i)         Taxes. The Borrower has filed or caused to be filed all federal, state and local tax returns that are required to be filed and has paid all other taxes, assessments, and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax, assessment, government charge or levy is being contested in good faith and by appropriate proceedings and adequate reserves in compliance with GAAP have been set aside on the Borrower’s books therefore;

(j)         Solvency. As of and from and after the date of this Agreement, the Borrower: (i) owns and will own assets the fair saleable value of which are: (A) greater than the total amount of liabilities (including contingent liabilities); and (B) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due;

(k)        Intentionally omitted;

(l)         Office Locations; Fictitious Names; Predecessor Companies; Tax I.D. Number. The Borrower’s chief place of business, its chief executive office, and its jurisdiction of organization is located at the place identified for the Borrower on Schedule 4.01(l). Within the last four months it has not had any other chief place of business, chief executive office, or jurisdiction of organization. Schedule 4.01(l) also sets forth all other places where the Borrower keeps its books and records and all other locations where the Borrower has a place of business. The Borrower does not do business nor has the Borrower done business during the period since its organization under any trade-name or fictitious business name. The Borrower’s United States Federal Income Tax ID Number and state organizational identification number are identified on Schedule 4.01(l);

(m)       Title to Properties. The Borrower has such title or leasehold interest in and to the Real Property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title or leasehold interest in and to all of its Personal Property, including those reflected on the financial statements of the Borrower previously delivered to Lender, except those which have been disposed of by the Borrower subsequent to the date of such delivered financial statements which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder;

(n)        Disclosure. All material factual information furnished by or on behalf of the Borrower in writing to the Lender (including, without limitation, all factual information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided;

(o)        Operation of Business. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct its business substantially as now conducted and will obtain all such licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto necessary to conduct its business as presently proposed to be conducted except those that the failure to so possess could not reasonably be expected to have a Material Adverse Effect on its financial condition or operations, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing except violations that could not reasonably be expected to have such a Material Adverse Effect;

(p)        Intellectual Property. The Borrower owns, or has the legal right to use, all patents, trademarks, tradenames, copyrights, technology, know-how and processes necessary for it to conduct its business as currently conducted and will own or obtain the legal right to use all patents, trademarks, tradenames, copyrights, technology, know-how and processes necessary for it to conduct its business as currently conducted (collectively the “Intellectual Property”), except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, set forth in Schedule 4.01 (p) is a list of all Intellectual Property registered with the United States Copyright Office or the United States Patent and Trademark Office and owned by the Borrower or that the Borrower has the right to use. To the knowledge of Borrower, except as provided in Schedule 4.01(p), no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and, to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(q)        Employee Benefit Plans. The Borrower is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder, the failure to comply with which could have a Material Adverse Effect on the Borrower;

(r)         Investment Company Act. The Borrower is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(s)        Compliance with Laws. The Borrower is in compliance in all material respects with all laws, rules, regulations, ordinances, codes, orders, and the like, the failure to comply with which could have a Material Adverse Effect on the Borrower;

(t)         Environmental Compliance. Borrower, except as set forth in Schedule 4.01(t), is in material compliance with all applicable Environmental Laws; and

(u)        Material Change. The Borrower has performed all of its material obligations, other than those obligations for which performance is not yet due, under all Material Contracts and, to the knowledge of the Borrower, each other party thereto is in compliance with each such Material Contract. Each such Material Contract is in full force and effect in accordance with the terms thereof. The Borrower has made available a true and complete copy of each such Material Contract for inspection by Lender.

(v)        Anti-Terrorism Laws. Borrower represents and warrants to Lender that:

(i)         Borrower is not, to its knowledge, in violation of any Anti-Terrorism Law.

(ii)        No action, proceeding, investigation, charge, claim, report, or notice has been filed, commenced, or threatened against Borrower alleging any violation of any Anti-Terrorism Law.

(iii)       Borrower has no knowledge or notice of any fact, event, circumstance, situation, or condition which could reasonably be expected to result in:

(a)        any action, proceeding, investigation, charge, claim, report, or notice being filed, commenced, or threatened against it alleging any violation of, or failure to comply with, any Anti-Terrorism Law; or

(b)        the imposition of any civil or criminal penalty against Borrower for any failure to so comply.

(iv)       Borrower is not a Prohibited Person. Borrower has provided Lender with sufficient information (including names, addresses and, where applicable, jurisdiction of formation or organization) to reasonably permit Lender to verify this representation.

(v)        Borrower does not:

(a)        knowingly conduct any business or engage in making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person;

(b)        knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked under the Executive Order; or

(c)        knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Section 4.02       New Markets Tax Credits. As of the date hereof, Borrower hereby represents and warrants to Lender, as follows:

(a)        Borrower is engaged solely in the ownership, development, operation and management of the Property and does not hold any material assets unrelated to the Project.

(b)        With respect to any draw pursuant to this Agreement, the Borrower reasonably expects to (a) expend such draw on the construction of the Project within one (1) year of such draw, or (b) reimburse itself for expenditures that will have been previously made or will be made within one (1) year of such draw;

(c)        With respect to the current taxable year of Borrower, at least fifty percent (50%) of the total gross income of Borrower is derived from the active conduct of its trade or business within the Census Tract.

(d)        With respect to the current taxable year of Borrower, at least forty percent (40%) of the use of the tangible property of Borrower (whether owned or leased) is within the Census Tract (for purposes of this representation, the percentage of tangible property owned or leased by Borrower during the taxable year in the Census Tract shall be determined based on a fraction (i) the numerator of which is the Average Value of the tangible property used by Borrower within the Census Tract, and (ii) the denominator of which is the Average Value of all of the tangible property owned or leased by Borrower and used by Borrower during the taxable year); provided, however, that if for the current taxable year Borrower has no employees, at least eighty-five percent (85%) of the use of the tangible property of Borrower (whether owned or leased) is within the

Census Tract. Borrower has provided a true, correct and complete list of tangible property owned or leased by Borrower and a description of where such property is used by Borrower. If any property is used by the Borrower outside of the Census Tract, Borrower has provided, the cost basis of all property owned by Borrower and the estimated value of any leased property and the basis of such estimate and the business hours of usage of Borrower’s property within and without the Census Tract. Borrower shall retain records of the foregoing throughout the NMTC Recapture Period.

(e)        With respect to the current taxable year of Borrower, less than five percent (5%) of the average of the unadjusted basis of the property of Borrower is attributable to Nonqualified Financial Property. As of the date hereof, Borrower does not hold any indebtedness of or equity interests in any other Person. Borrower has provided to Lender a true, correct, and complete listing of any Nonqualified Financial Property owned by Borrower, including therein, the unadjusted basis of such property and shall maintain records thereof throughout the NMTC Recapture Period.

(f)         With respect to the current taxable year of Borrower, if Borrower has an employee providing services, at least forty percent (40%) of the services performed for Borrower by its employees (or an Affiliate’s employees, if applicable) is within the Census Tract (for purposes of this representation, this percentage is determined based on a fraction (the numerator of which is the total amount paid by Borrower for employee services performed in the Census Tract during the taxable year, and the denominator of which is the total amount paid by Borrower for employee services during the taxable year). Borrower has provided a list of employees providing services to the Borrower, including a general description of services provided, and if applicable compensation paid for services rendered within and without the Census Tract.

(g)        With respect to the current taxable year of Borrower, less than five percent (5%) of the aggregate unadjusted basis of Borrower’s property is attributable to Collectibles.

(h)        The Property is not used as Residential Rental Property. The trade or business of a tenant or a subtenant shall consist solely of a Tenant Qualified Business.

(i)         With respect to the current taxable year of Borrower, the Project constitutes a Qualified Business.

(j)         No part of the Project financing includes low-income housing tax credits.

(k)        The Borrower is not an entity disregarded as separate from any other entity for federal income tax purposes;

(1)        To Borrower’s knowledge, there have been no irregularities or illegal acts that would have a material effect on the transactions contemplated by this Agreement, there has been no fraud involving management or employees who have significant roles in the internal control structure of the Borrower; fraud involving other employees that could have a material effect on the matter described in this Section; or communications from the CDFI Fund or other regulatory agencies concerning noncompliance with, or deficiencies in, financial reporting practices that could have a material effect on the matter described in this Section;

(m)       the Borrower is not, and will not be, a bank, credit union or other financial institution;

(n)        the fair market value of the Project, after completion and stabilization, is not expected to be less than the aggregate amount of all indebtedness secured by the Project;

(o)        The assumptions underlying the Financial Projections with respect to the financing, construction and operations of the Project are reasonable in all material respects; and

(p)        The Borrower expects that the representations made under paragraphs (a) through (o) of this Section 4.02 will continue to be accurate during the entire term of this Agreement.

(q)        Future Unlimited Law PC, counsel to Lender, is hereby permitted to rely on the foregoing representations in the issuance of a federal income tax opinion to USBCDC.

Section 4.03.      Debarment Certificate. Borrower represents and warrants to Lender that neither Borrower nor any of its principals (except as provided below with respect to members of the Borrower) has been debarred, suspended, declared ineligible, or voluntarily excluded from participation in a covered transaction by any Federal department or agency, as such terms are defined in Executive Order 12549, nor is any such action pending or proposed. Borrower shall, simultaneously with execution and delivery of this Agreement, execute and deliver a certification regarding debarment, suspension, ineligibility and voluntary exclusion in the form attached hereto as Exhibit D to further evidence this representation and warranty. Borrower shall obtain such certifications from other participants in the Project to the extent reasonably required by Lender to maintain compliance with NMTC Program Requirements. For purposes of this Section, the term “principals” has the meaning set forth in 31 CFR §19.105 as follows: “Officer, director, owner, partner, key employee, or other person within a participant with primary management or supervisory responsibilities; or a person who has a critical influence on or substantive control over a covered transaction, whether or not employed by the participant. Persons who have a critical influence on or substantive control over a covered transaction are: (1) Principal investigator.” To Borrower’s actual knowledge none of its members has been debarred, suspended, declared ineligible, or voluntarily excluded from participation in a covered transaction by any Federal department or agency, as such terms are defined in Executive Order 12549, nor is any such action pending or proposed.

ARTICLE V.

COVENANTS OF THE BORROWER

Section 5.01.      Affirmative Covenants. So long as any Loan Obligations remain unpaid or the Lender shall have any commitment hereunder, the Borrower shall, unless the Lender shall otherwise consent in advance in writing:

(a)        Compliance with Laws, etc. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) all applicable zoning and land use laws; (ii) all employee benefit and Environmental Laws, and (iii) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith;

(b)        Visitation Rights; Field Examination. At any reasonable time and from time to time, permit the Lender or representatives, to (i) examine and make copies of and abstracts from the records and books of account of the Borrower, and (ii) enter onto the property of the Borrower to conduct unannounced field examinations and collateral inspections, with such frequency as Lender in its sole reasonable discretion may deem appropriate, and (iii) discuss the affairs, finances, and accounts of the Borrower with any of Borrower’s officers or directors. Borrower consents to and authorizes Lender to enter onto the property of Borrower for purposes of conducting the examinations, inspections and discussions provided above. Lender and its authorized representatives shall follow all safety procedures and protocols of Borrower, as well as any confidentiality and non-disclosure procedures and protocols of Borrower or to which the Borrower or the property are subject, during any inspection and Lender shall take all necessary actions to ensure that such inspections shall not interfere with the operations of the Borrower at the property. Upon and during the occurrence of an Event of Default or in the event that there are deemed by the Lender to be any material inconsistencies and/or material noncompliance with respect to any financial or other reporting on the part of the Borrower, any and all visits and inspections deemed necessary or desirable on account of such Event of Default, inconsistency and/or noncompliance shall be at the expense of the Borrower. In addition to the foregoing, at any reasonable time and from time to time, the Borrower also shall permit the Lender or representatives thereof, at the expense of the Lender, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with any of its respective officers or directors;

(c)        Reporting Requirements. Furnish to the Lender:

(i)         As soon as available, but in no event later than 90 days after the end of each fiscal year of the Borrower occurring during the term hereof, annual consolidated financial statements of the Borrower, prepared in accordance with GAAP consistently applied and in a format that demonstrates any accounting or formatting change that may be required by the various jurisdictions in which the business of the Borrower is conducted (to the extent not inconsistent with GAAP). Such financial statements shall: (i) be audited by independent certified public accountants selected by the Borrower and acceptable to Lender; (ii) be accompanied by a report of such accountants containing an certified opinion, without qualification, thereon reasonably acceptable to Lender; (iii) be prepared in reasonable detail, and in comparative form; and (iv) include a balance sheet, a statement of income, a statement of stockholders’, members’ or partner’s equity, a statement of cash flows, and all notes and schedules relating thereto and any management letter.

(ii)        Beginning with the first (1st) month following the Completion Date, as soon as available and in any event within 30 days after the end of each month, balance sheets of the

Borrower as of the end of such month and statement of income of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, prepared in accordance with GAAP in all material respects and certified by an authorized officer of the Borrower;

(iii)       As soon as available but in no event later than 30 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower occurring during the term hereof, unaudited quarterly consolidated financial statements of the Borrower, in each case prepared in accordance with GAAP in all material respects consistently applied (except for the omission of footnotes and for the effect of normal year-end audit adjustments) and in a format that demonstrates any accounting or formatting change that may be required by various jurisdictions in which the business of the Borrower is conducted (to the extent not inconsistent with GAAP). Each of such financial statements shall (i) be prepared in reasonable detail and in comparative form, including a comparison of actual performance to the budget for such quarter and year-to-date, delivered to Lender under Subsection 5.01(c)(vi) below, and (ii) include a balance sheet, a statement of income for such quarter and for the period year-to-date, and such other quarterly statements as Lender may specifically request which quarterly statements shall include any and all supplements thereto. Such quarterly statements shall be certified by an authorized officer of the Borrower, and be accompanied by a Compliance Certificate which: (A) states that no Event of Default, and no event or condition that but for the passage of time, the giving of notice or both would constitute an Event of Default, has occurred or is in existence; and (B) shows in detail satisfactory to the Lender the calculation of, and the Borrower’ compliance with, each of the covenants contained in Sections 5.01(d), 5.01(e), 5.01(f), and 5.01(g);

(iv)       promptly upon the Lender’s request therefor, copies of all reports and notices which the Borrower or any of its subsidiaries files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower or any its subsidiary receives from such Corporation;

(v)        notwithstanding the foregoing Section 5.01(c)(iv), provide to Lender within 30 days after it becomes aware of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) applicable to the Borrower or any of its Subsidiaries, a statement describing such Reportable Event and the actions it proposes to take in response to such Reportable Event;

(vi)       by December 1 of each fiscal year of the Borrower, an annual (with monthly break out) operating and capital assets budget of the Borrower for the immediately succeeding fiscal year containing, among other things, pro forma financial statements and forecasts for all planned lines of business;

(vii)      as soon as available but in any event not more than 30 days after the end of each month, production reports for the immediately preceding calendar month setting forth corn inputs, ethanol output, DDGS, and natural gas usage, together with such additional production information as requested by Lender;

(viii)     promptly, upon the occurrence of an Event of Default or an event or condition that but for the passage of time or the giving of notice or both would constitute an Event of Default, notice of such Event of Default or event;

(ix)       promptly after the receipt thereof, a copy of any management letters or written reports submitted to the Borrower by its independent certified public accountants with respect to the business, financial condition or operation of the Borrower;

(x)        promptly after the receipt thereof, a copy of any notice of default under any Long-Term Marketing Agreement;

(xi)       promptly after transmittal or filing thereof by the Borrower, copies of all proxy statements, notices and reports as it shall send to its members and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission), and promptly after the receipt thereof by the Borrower, copies of all management letters or similar documents submitted to the Borrower by independent certified public accountants in connection with each annual and any interim audit of the accounts of the Borrower or of the Borrower and any of its Subsidiaries.

(xii)      such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its respective subsidiaries as the Lender may from time to time reasonably request;

(xiii)     promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or government department, commission, board, bureau, agency, or instrumentality affecting the Borrower or any of its subsidiaries which, if determined adversely, could have a Material Adverse Effect on any of the Borrower or its subsidiaries;

(xiv)     without limiting the provisions of Section 5.01(c)(xiii) above, promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require the Borrower or any of its subsidiaries to undertake or to contribute to a cleanup or other response under all laws relating to environmental protection, or which seek penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions;

(xx)       promptly after filing, receipt or becoming aware thereof, copies of any filings or communications sent to and notices or other communications received by the Borrower or any of its subsidiaries from any Governmental Authority, including, without limitation, the Securities and Exchange Commission, the FCC, the PUC, or any other state utility commission relating to any material noncompliance by the Borrower or any of its subsidiaries with any laws or with respect to any matter or proceeding the effect of which, if adversely determined, could have a Material Adverse Effect on any of the Borrower of its subsidiaries;

(xxi)      promptly after becoming aware thereof, notice of any matter which has had or could have a Material Adverse Effect on the Borrower or its subsidiaries.

(d)        Working Capital. Achieve Working Capital of at least $5,000,000 at the Completion Date, and achieve and maintain Working Capital of $7,000,000 no later than twelve (12) months after the Completion Date, and continually thereafter;

(e)        Tangible Net Worth. On the Completion Date, the Borrower’s Tangible Net Worth shall be not less than $43,000,000. At the end of the first fiscal year after the Completion Date, and continually thereafter, measured at the end of each fiscal year, the Borrower shall achieve and maintain Tangible Net Worth in an amount equal to the lesser of: (i) the Borrower’s Tangible Net Worth at the end of the immediately preceding fiscal year plus $1,000,000; or (ii) the Borrower’s Tangible Net Worth at the end of the immediately preceding fiscal year plus the Borrower’s retained earnings at the end of the current fiscal year;

(f)         Tangible Owner’s Equity. Achieve and maintain Tangible Owner’s Equity of at least 55% beginning at the end of the 12th month following the Completion Date, and annually thereafter.

(g)        Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than 1.15 to 1.00, measured initially at the end of the 12th month following the Completion Date and maintained and measured at the end of each fiscal year thereafter.

(h)        Liens. There shall be no lien, security interest or other charge or encumbrance, and no other type of preferential arrangement, upon or with respect to any of the properties or income of the Borrower, which secures Debt of any Person, except for the security interests of the Security Agreement or except as described in Schedule 5.02(a) and Permitted Liens;

(i)         Landlord Waivers. Obtain and furnish to the Lender as soon as available, waivers, acknowledgments and consents, duly executed by each: (i) real property owner or landlord having an interest in any of the real estate leased by the Borrower or in which any Collateral of the Borrower is located or to be located (and if no Collateral of Borrower is located at a parcel of property not owned or leased by a Borrower, no such waivers, acknowledgments or consents will be required);

(j)         Insurance. Maintain insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by entities engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates, and make such increases in the type of amount or coverage as Lender may reasonably request, provided that in any event the Borrower will maintain and cause each of its subsidiaries to maintain workers’ compensation insurance, property insurance and comprehensive general liability insurance reasonably satisfactory to the Lender. The Borrower shall maintain, at a minimum, directors’ and officers’ liability insurance, commercial liability insurance, business interruption insurance, builder’s risk insurance, and general commercial property insurance. All such policies insuring any collateral for the Borrower’s obligations to Lender shall have lender or mortgagee loss payable clauses or endorsements in form and substance reasonably acceptable to Lender. Each insurance policy covering Collateral shall be in compliance with the requirements of the Security Agreement in all material respects;

(k)        Property and Insurance Maintenance. Maintain and preserve all of its property and each and every part and parcel thereof that is necessary to or useful in the proper conduct of its business in good repair, working order, and condition, ordinary wear and tear excepted, and in compliance with all applicable laws, and make all alterations, replacements, and improvements thereto as may from time to time be necessary in order to ensure that its properties remain in good working order and condition and compliance. The Borrower agrees that upon the occurrence and continuing existence of an Event of Default, at Lender’s request, which request may not be made more than once a year, the Borrower will furnish to Lender a report on the condition of the Borrower’s and any of its subsidiaries’ property prepared by a professional engineer satisfactory to Lender;

(1)        Keeping Books and Records. Maintain and cause each of its subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities;

(m)       Food Security Act Compliance. If the Borrower acquires any Collateral which may have constituted farm products in the possession of the seller or supplier thereof, such Borrower shall, at its own expense, use commercially reasonable efforts to take such steps to insure that all Liens (except the liens granted pursuant hereto) in such acquired Collateral are terminated or released, including, without limitation, in the case of such farm products produced in a state which has established a Central Filing System (as defined in the Food Security Act), registering with the Secretary of State of such state (or such other party or office designated by such state) and otherwise take such reasonable actions necessary, as prescribed by the Food Security Act, to purchase farm products free of liens (except the liens granted pursuant hereto); provided, however, that Borrower may contest and need not obtain the release or termination of any lien asserted by any creditor of any seller of such farm products, so long as it shall be contesting the same by proper proceedings and maintain appropriate accruals and reserves therefor in accordance with the generally accepted accounting principles. Upon the Lender’s request made, the Borrower agrees to forward to the Lender promptly after receipt copies of all notices of liens and master lists of Effective Financing Statements delivered to the Borrower pursuant to the Food Security Act, which notices and/or lists pertain to any of the Collateral. Upon the Lender’s request, the Borrower agrees to provide the Lender with the names of Persons who supply the Borrower with such farm products and such other information as the Lender may reasonably request with respect to such Persons;

(n)        Intentionally omitted.

(o)        Management of Borrower. The Chief Executive Officer and Plant Manager of the Borrower shall be maintained as set forth on Schedule 5.01(o) hereto, unless the Borrower shall provide Lender with written notice within ten (10) Business Days after of any such change.

(p)        Compliance with Other Agreements. Borrower will perform in all material respects all obligations and abide in all material respects by all covenants and agreements contained in the following agreements: (i) any and all Long Term Marketing Agreements; and (ii) any other Material Contracts.

(q)        Intentionally omitted.

(r)         Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, financing statements, control agreements, instruments, documents and other agreements as Lender or its counsel may reasonably request to evidence and secure the Loans and to perfect all Security Interests; and

(s)        Construction of Project. Borrower shall:

(i)         diligently proceed with construction of the Project in accordance with the Plans and Specifications and in accordance with all applicable laws and ordinances and will complete the Project on or before the Completion Date;

(ii)        use the proceeds of all Advances solely to pay the Project Costs as specified in the Project Sources and Uses Statement;

(iii)       use its reasonable efforts to require the Contractor(s) to comply with all rules, regulations, ordinances and laws relating to work on the Project;

(iv)       obtain the Lender’s prior written approval of any change in the Plans and Specifications for the Project approved by the Lender which might materially adversely affect the value of the Lender’s security, and has a cost of $50,000 or greater. The Lender will have a reasonable time to evaluate any requests for its approval of any changes referred to in this paragraph. The Lender may approve or disapprove changes in its discretion, subject to the foregoing provisions of this Section 5.01(r)(iv). If it reasonably appears to the Lender that any change may increase the Project Costs, the Lender may require the Borrower to deposit additional funds with the Lender pursuant to the provisions of this Agreement in an amount sufficient to cover the increased costs as a condition to giving its approval;

(v)        comply with and keep in effect all necessary permits and approvals obtained from any Governmental Authority relating to the lawful construction of the Project. The Borrower will comply with all applicable existing and future laws, regulations, orders, and requirements of any Governmental Authority, judicial, or legal authorities having jurisdiction over the Real Property or Project, and with all recorded restrictions affecting the Real Property;

(vi)       furnish to the Lender from time to time on request by the Lender, in a form reasonably acceptable to the Lender, correct lists of all contractors and subcontractors employed in connection with construction of the Project and true and correct copies of all executed contracts and subcontracts. The Lender may contact any contractor or subcontractor to verify any facts disclosed in the lists, Borrower must consent to the disclosure of such information by the contractors and subcontractors to Lender or its agents upon Lender’s request, and Borrower must assist Lender or its agents in obtaining such information upon Lender’s request;

(vii)      upon completion of the Project, deliver to the Lender an “as-built” survey of the Real Property which: (a) sets forth the location and exterior lines and egress and other improvements completed on the Real Property and demonstrates compliance with all applicable setback requirements; (b) demonstrates that the Project is entirely within the exterior boundaries of the Real Property and any building restriction lines and does not encroach upon any easements or rights-of-way; and (c) contains such other information as the Lender may reasonably request;

(viii)     not purchase any materials, equipment, fixtures, or articles of personal property placed in the Project under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the work of construction, unless authorized by the Lender in writing;

(ix)       provide the Lender and its representatives with access to the Real Property and the Project at any reasonable time and upon reasonable notice to enter the Real Property and inspect the work or construction and all materials, plans, specifications, and other matters relating to the construction. The Lender will also have the right to, at any reasonable time and upon reasonable notice, examine, copy, and audit the books, records, accounting data, and other documents of the Borrower and its contractors relating to the Real Property or construction of the Project;

(x)        pay and discharge all claims and liens for labor done and materials and services furnished in connection with the construction of the Project. The Borrower will have the right to contest in good faith any claim or lien, provided that it does so diligently and without prejudice to the Lender or the ability to obtain title insurance in the manner required by this Agreement and the Disbursing Agreement. Upon the Lender’s request, the Borrower will promptly provide a bond, cash deposit, or other security reasonably satisfactory to the Lender to protect the Lender’s interest and security should the contest be unsuccessful;

(xi)       at the Lender’s request and expense, post signs on the Real Property for the purpose of identifying the Lender as the “Lender.” At the request of the Lender, or the participating local community banks, the Borrower will use its reasonable efforts to identify the Lender as the lender in publicity concerning the Project;

(xii)      maintain in force until full payment of the builder’s risk insurance in such amounts, form, risk coverage, deductibles, insurer, loss payable and cancellation provisions as reasonably required by the Lender. The Lender’s approval, however, will not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance;

(xiii)     cooperate at all times with the Lender in bringing about the timely completion of the Project, and resolve all disputes arising during the work of construction in a manner which will allow work to proceed expeditiously. With respect to such disputes, the Borrower will have the right to contest in good faith claims resulting in disputes, provided that it does so diligently and without prejudice to the Lender. Upon the Lender’s request, the Borrower will promptly provide a bond, cash deposit, or other security reasonably satisfactory to the Lender to protect the Lender’s interest and security should the contest be unsuccessful;

(xiv)     pay the Lender’s and the Disbursing Agent’s reasonable out-of-pocket costs and expenses incurred in connection with the making or disbursement of the Loans or in the exercise of any of its rights or remedies under this Agreement, including but not limited to title insurance and escrow charges, disbursing agent fees, recording charges, and mortgage taxes, reasonable legal fees and disbursements, and reasonable fees and costs for services which are not customarily performed by the Lender’s salaried employees and are not specifically covered by the fees charged to originate the Loan, if any. The provision of this paragraph will survive the termination of this Agreement and the repayment of the Loans;

(xv)      keep true and correct financial books and records on a cash basis for the construction of the Project and maintain adequate reserves for all contingencies. If required by the Lender, the Borrower will submit to the Lender at such times as it reasonably requires (which will in no event be more often than monthly) a statement which accurately shows the application of all funds expended to date for construction of the Project and the source of those funds as well as the Borrower’s reasonable estimate of the funds needed to complete the Project and the source of those funds. The Borrower will promptly supply the Lender with any financial statements or other information concerning its affairs and properties as the Lender may reasonably request, and will promptly notify the Lender of any material adverse change in its financial condition or in the physical condition of the Property or Project;

(xvi)     comply with the requirements of any commitment or agreement entered into by Borrower with any Governmental Authority to assist the construction or financing of the Real Property and/or Project and with the terms of all applicable laws, regulations, and requirements governing such assistance;

(xvii)    indemnify and hold the Lender harmless from and against all liabilities, claims, damages, reasonable costs, and reasonable expenses (including but not limited to reasonable legal fees and disbursements) arising out of or resulting from any defective workmanship or materials occurring in the construction of the Project. Upon demand by the Lender, the Borrower will defend any action or proceeding brought against the Lender alleging any defective workmanship or materials, or the Lender may elect to conduct its own defense at the reasonable expense of the

Borrower. The provisions of this paragraph will survive the termination of this Agreement and the repayment of the Loans; and

(xviii) obtain and deliver to the Lender copies of all necessary occupancy certificates relating to the Project.

Section 5.02.      Negative Covenants. So long as any of the Loan Obligations remain unpaid or the Lender shall have any commitment hereunder, the Borrower will not, without the prior written consent of the Lender:

(a)        Liens, etc. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its subsidiaries to assign, any right to receive income, in each case to secure any Debt (as defined below) of any Person, other than “Permitted Liens”:

(i)         those described on Schedule 5.02(a) hereto and renewals and extensions on the same or substantially the same terms and conditions and at no increase in the debt or obligation; or

(ii)        liens or security interests which are subject to an intercreditor and subordination agreement in form and substance reasonably acceptable to Lender in Lender’s sole discretion; or

(iii)       the liens or security interests of the Lender in the Security Agreement, Mortgage or otherwise; or

(iv)       liens (other than liens relating to environmental liabilities or ERISA) for taxes, assessments, or other governmental charges that are not more than 30 days overdue or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established; or

(v)        liens of warehousemen, carriers, landlords, mechanics, materialmen, or other similar statutory or common law liens securing obligations that are not yet due and are incurred in the ordinary course of business or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established in accordance with generally accepted accounting principles; or

(vi)       liens resulting from good faith deposits to secure payments of workmen’s compensation unemployment insurance, or other social security programs or to secure the performance of tenders, leases, statutory obligations, surety, customs and appeal bonds, bids or contracts (other than for payment of Debt); or

(vii)      any attachment or judgment lien not constituting an Event of Default; or

(viii)     liens arising from filing UCC financing statements regarding leases not prohibited by this Agreement; or

(ix)       customary offset rights of brokers and deposit banks arising under the terms of securities account agreements and deposit agreements; or

(x)        any real estate easements and easements, covenants and encumbrances that customarily do not affect the marketable title to real estate or materially impair its use; or

(xi)       liens for purchase money security interest in equipment and vehicles or any other property acquired or held in the ordinary course of business not to exceed an aggregate amount of $100,000.

(b)        Distributions, etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its membership interests (units) now or hereafter outstanding, or make any distribution of assets to its stockholders, members or general partners as such, or permit any of its subsidiaries to purchase or otherwise acquire for value any stock, membership interest or partnership interest of the Borrower, provided, however, the Borrower may: (i) declare and pay dividends or distributions payable in membership interests (units); (ii) purchase or otherwise acquire shares of the membership interests (units) of the Borrower with the proceeds received from the issuance of new membership interests (units); (iii) pay redemptions, dividends or distributions in an amount not to exceed, the distributions allowed pursuant to the AgStar Loan Documents (“Allowed Distributions”); and (iv) pay redemptions, dividends or distributions as may be required such that the Borrower does not hold Nonqualified Financial Property in excess of amounts permitted pursuant to the NMTC Program Requirements, provided, however, that immediately prior to the proposed payment of any dividends or distributions permitted by this Section 5.02(b), or after giving effect thereto, no Default or Event of Default shall exist; or

(c)        Capital Expenditures. Except for costs identified in the Project Costs and Uses Statement, make any investment in fixed assets in the aggregate amount in excess of $500,000 during any fiscal year during the term of this Agreement; or

(d)        Consolidation, Merger, Dissolution, Etc. Directly or indirectly, merge or consolidate with any other Person or permit any other Person to merge into or with or consolidate with the Borrower or any of its subsidiaries; or

(e)        Indebtedness, etc. Create, incur, assume or suffer to exist any Debt or other indebtedness, liabilities or obligations, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several ,in excess of $50,000 in the aggregate annually except: (i) the liabilities of the Borrower to the Lender hereunder; (ii) trade accounts payable and accrued liabilities (other than Debt) arising in the ordinary course of the Borrower’s business; (iii) subordinated debt;

and (iv) the liabilities of the Borrower described on Schedule 5.02(a), (iv) contracts or agreements other than Material Contracts arising in the ordinary course of the Borrower’s business; or

(f)         Organization; Name; Chief Executive Office. Change its state of organization, name or the location of its chief executive office except that the principal office shall be moved to the plant site when construction of the administration office is substantially complete; or

(g)        Loans, Guaranties, etc. Make any loans or advances to (whether in cash, in-kind, or otherwise) any Person, or directly or indirectly guaranty or otherwise assure a creditor against loss in respect of any indebtedness, obligations or liabilities (contingent or otherwise) of any Person; or

(h)        Subsidiaries; Affiliates. Form or otherwise acquire any subsidiary or affiliated business, or acquire the assets of or acquire any equity or ownership interest in any Person; or

(i)         Transfer of Assets. Except as may be permitted in this Agreement or other Loan Documents, sell, lease, assign, transfer, or otherwise voluntarily dispose of any of its assets, or permit any of its subsidiaries to sell, lease, assign, transfer, or otherwise voluntarily dispose of any of its assets except: (i) dispositions of inventory in the ordinary course of business; and (ii) dispositions of: (A) obsolete or worn out equipment; (B) equipment or real property not necessary for the operation of its business; or (C) equipment or real property which is replaced with property of equivalent or greater value as the property which is disposed;

(j)         Lines of Business. Engage in any line or lines of business activity other than the production, distribution, marketing and sale of ethanol and related by products;

(k)        Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of the Borrower or any Affiliate, except (i) transactions listed on Schedule 5.02(k), (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower or any of its subsidiaries and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to the Borrower or such subsidiary than would be obtained in a comparable arm’s length transaction with a person or entity that is not an Affiliate, and (iii) payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employees, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated;

(l)         Management Fees and Compensation. Except for those transactions permitted in Subdivision (k) directly preceding , directly or indirectly pay any management, consulting or other similar fees to any person, except legal or consulting fees paid to persons or entities that are not Affiliates of the Borrower or its subsidiaries for services actually rendered and in amounts typically paid by entities engaged in the Borrower’s or such subsidiary’s business; or

(m)       Amendments to Organizational Documents. Amend its operating agreement, member control agreement or any other organizational documents in any material respect.

Section 5.03       New Markets Tax Credits.   As of the date hereof, Borrower hereby covenants to Lender as follows:

(a)        Borrower shall engage solely in the ownership, development, operation and management of its ethanol production facility located on the Real Property and related activities, including, without limitation, the marketing and sale of by-products, and no other activity. Borrower shall not acquire any material assets unrelated to the foregoing business activities, including but not limited to loans to or equity investments in any other Person.

(b)        At the direction of the Lender, the Borrower shall prepare and submit, as appropriate, to the Secretary of the Treasury or the IRS (or any other governmental authority designated for such purpose), on a timely basis, any and all annual reports, information returns and other certifications and information required to avoid any NMTC Recapture Event or the imposition of penalties or interest on the Lender or any of its direct or indirect members for failure to comply with the requirements of the Code or any other applicable laws relating to the New Market Tax Credits;

(c)        With respect to any draw of Loan proceeds pursuant to this Agreement, the Borrower will reasonably expect to (a) expend such draw on the construction of the Project within one (1) year of such draw, or (b) reimburse itself for expenditures that will have been previously made or will be made within one (1) year of such draw;

(d)        With respect to the current taxable year and any taxable year during the term of the Loans, at least fifty percent (50%) of the total gross income of Borrower will be derived from the active conduct of its trade or business within the Census Tract.

(e)        With respect to the current taxable year and any taxable year during the term of the Loans, at least forty percent (40%) of the use of the tangible property of Borrower (whether owned or leased) will be within the Census Tract (for purposes of this representation, the percentage of tangible property owned or leased by Borrower during the taxable year in the Census Tract shall be determined based on a fraction (i) the numerator of which is the Average Value of the tangible property used by Borrower within the Census Tract, and (ii) the denominator of which is the Average Value of all of the tangible property owned or leased by Borrower and used by Borrower during the taxable year); provided, however, that for any taxable year in which Borrower has no employees, at least eighty-five percent (85%) of the use of the tangible property of Borrower (whether owned or leased) will be within the Census Tract. Borrower shall provide a true, correct and complete list of tangible property owned or leased by Borrower and a description of where such property is used by Borrower. If any property is used outside of the Census Tract, Borrower shall provide, the cost basis of all property owned by Borrower and the estimated value of any leased property and the basis of such estimate and the business hours of usage of Borrower’s property within and without the Census Tract. Borrower shall retain records of the foregoing throughout the NMTC Recapture Period.

(f)         With respect to the current taxable year and any taxable year during the term of the Loans, less than five percent (5%) of the average of the unadjusted basis of the property of Borrower shall be attributable to Nonqualified Financial Property.

(i)          Borrower acknowledges that debt, stock, partnership interests, options, futures contracts, forward contracts, warrants, notional principal contracts, annuities, and other similar property constitute Nonqualified Financial Property, excluding any such instruments that would constitute reasonable amounts of working capital held in cash, cash equivalents, or debt instruments with a term of 18 months or less.

(ii)         Borrower has represented that in the normal course of the business of producing ethanol, the Borrower would enter into options, futures contracts, forward contracts or other similar instruments solely in connection with the purchase of corn, natural gas and other deliverables required for the production of ethanol and in connection with the sale of ethanol. Borrower covenants and agrees that until additional guidance is obtained satisfactory to Borrower and Lender as agreed to in writing, Borrower shall acquire corn, natural gas and other deliverables from an independent third party that may acquire options, futures contracts, forward contracts or similar instruments to preserve the price of such deliverables. Borrower covenants that the corresponding assets acquired by Borrower from such independent third parties to purchase or sell inventory plus any other Nonqualified Financial Property owned by Borrower shall not exceed in the aggregate five percent (5%) of the average unadjusted basis (as determined for federal income tax purposes) of Borrower’s assets.

(iii)        Borrower represents, warrants and covenants that it shall comply with the Accountant’s Letter attached hereto as Exhibit G with respect to the reporting for federal income tax purposes of any such contracts or similar instruments.

(iv)       Borrower shall provide to Lender a true, correct, and complete listing of any Nonqualified Financial Property owned by Borrower and certified by its accountants, including therein the unadjusted basis of such property, and shall maintain records thereof throughout the NMTC Recapture Period at such intervals as reasonably requested by Lender.

(v)        The Borrower shall promptly take such steps at the direction of Lender to maintain compliance with the foregoing requirement, subject to compliance with the AgStar Loan Documents, including but not limited to, (i)

distributions of cash or other Nonqualified Financial Property to its members; (ii) prepayments of the AgStar Loans and/or (iii) purchases of other assets for use with respect to the Project which assets do not constitute Nonqualified Financial Property as determined by Lender.

(g)        With respect to the current taxable year and any taxable year during the term of the Loans in which Borrower has an employee providing services, at least forty percent (40%) of the services performed for Borrower by its employees will be within the Census Tract (for purposes of this representation, this percentage is determined based on a fraction (the numerator of which is the total amount paid by Borrower for employee services performed in the Census Tract during the taxable year, and the denominator of which is the total amount paid by Borrower for employee services during the taxable year). Borrower shall provide a list of employees providing services, including a general description of services provided, and if applicable compensation paid for services rendered within and without the Census Tract.

(h)        With respect to the current taxable year and any taxable year during the term of the Loans, less than five percent (5%) of the aggregate unadjusted basis of Borrower’s property shall be attributable to Collectibles.

(i)         At no time during the term of the Loans shall the Property be used as, or converted into, Residential Rental Property; nor shall the Borrower engage in the rental of residential property.

(j)         With respect to the current taxable year and any taxable year during the term of the Loans, the Project shall constitute a Qualified Business.

(k)        With respect to the current taxable year and any taxable year during the term of the Loans, the trade or business of a tenant or subtenant (if any) shall consist solely of a Tenant Qualified Business.

(l)         With respect to the current taxable year and with respect to future years, no part of the Project financing shall include low-income housing tax credits.

(m)       The Construction Loan shall be used solely with respect to the costs set forth on the Budget unless otherwise approved by Lender, which costs relate solely to the Project.

(n)        Borrower is and shall be a partnership for federal income tax purposes and shall file all returns consistent therewith.

(o)        As of the date hereof, Borrower reasonably anticipates that it will complete construction of the Project by May 1, 2008, the proceeds of the Loans will be fully advanced by December 31, 2007, and the Project will generate gross revenues by July 1, 2008.

(p)        The Borrower has reasonable grounds to believe that (i) the Property will have significant residual value upon the maturity of the Borrower’s obligations with respect to the Loans, and (ii) the fair market value of the Property will exceed the principal balance of the Loans until maturity.

(q)        The Borrower will treat the Loans as indebtedness for all purposes, and will not take any positions contrary to such treatment; and

(r)         The amount of reserves, receivables, assets and other items of working capital shown on the Financial Projections as owned by the Borrower, are reasonable based upon the Borrower’s reasonably anticipated costs of operating the Project.

(s)        The assumptions underlying the Financial Projections with respect to the development and operation of the Project are reasonable in all material respects.

(t)         Borrower shall provide all information, reports and statements reasonably requested by Lender for purposes of Lender’s reporting requirements pursuant to the Allocation Agreement to monitor compliance with Section 45D of the Code, and to measure the community benefit of the Construction Loan, including but not limited to the following:

(i)         at closing of the Construction Loan, an estimate of the number of construction jobs, if any, involved in the improvement of the Property, including the jobs held by low-income persons or residents of low-income communities as defined in Section 45D of the Code to the extent the latter information is available, and a breakdown of the construction jobs based upon wages;

(ii)        an estimate of the number of full-time equivalent jobs as of the date hereof, and the projected full-time equivalent jobs to be created or retained, and within forty-five (45) days of the close of each tax year, the jobs actually created or retained as a result of the financing, including an estimate of the number of permanent jobs held by low-income persons or residents of low-income communities as defined in Section 45D of the Code to the extent the latter information is available, and a breakdown of such jobs based on wages;

(iii)       the number of square feet of space being improved with the proceeds of the Construction Loan; and

(iv)       at closing of the Construction Loan, the projected annual gross revenues of Borrower as of its fiscal year ending prior to the Construction Loan, and within forty-five (45) days of the close of each tax year, the annual gross revenues of Borrower for each preceding tax year.

(u)        Borrower shall promptly notify Lender of any noncompliance with this Section 5.03.

(v)          Borrower agrees to cooperate with Lender by providing such other incidental information as may be reasonably requested by Lender for purposes of its communications and publicity regarding the Construction Loan, provided that the failure of Borrower to provide information under this subsection shall not result in the imposition of any penalties on Borrower or an Event of Default hereunder.

(w)          Borrower agrees it will not, without Lender’s prior written consent, enter into any lease, and in no event shall any leases, amendments or subleases be entered into that would adversely affect Lender’s compliance with the New Markets Tax Credit covenants contained in this Section 5.03.

(x)            Borrower shall provide such information and sign such documents as are necessary for Lender and the Fund to make timely, accurate and complete submissions of (i) federal and state income tax returns, (ii) reports to governmental agencies, and (iii) any other reports required to be delivered to Lender and the Fund or their members.

(y)           Borrower shall not permit a change in control or ownership of interests in Borrower which would result in USBCDC or Lender having NMTC Control of Borrower.

(z)            Borrower shall promptly supply Lender with any reports, records, statements, documents or other information reasonably requested by Lender in connection with responding to any request by the CDFI Fund and the US Department of Treasury, including any request pursuant to Section 6.3 of the Allocation Agreement (e.g., financial and activity reports, records, statements, documents and other information for purposes of ensuring compliance with this Section 5.03) as may be required to comply with the New Markets Tax Credit requirements, and shall promptly cooperate with the Lender to enable Lender to comply with all of the requirements of the Allocation Agreement.

(aa)          Borrower shall collaborate with Lender with respect to the response to be made to any 90-day notice of noncompliance and ability to cure the provisions of this Section 5.03 provided by the CDFI Fund to Lender pursuant to Section 8.6 of the Allocation Agreement.

(bb)          Borrower shall cooperate with Lender in seeking any waiver or extension sought by Lender with respect to a NMTC Recapture Event (regardless of whether or not Borrower has violated any covenants provided herein or failed to act as directed by Lender), pursuant to Treas. Reg. Section 1.45D-l(e)(5) and Rev. Proc. 2005-1, 2005-1 I.R.B. 1.

(cc)           Borrower shall not by its action or inaction cause a NMTC Recapture Event.

(dd)          Borrower shall provide Lender with a semi-annual certification by June 1 and December 1 of each year to confirm compliance with the representations set forth in (a) through (m) above.

(ee)       Future Unlimited Law PC is permitted to rely on the Borrower’s covenants contained herein in connection with the issuance of a federal income tax opinion to USBCDC.

(ff)        In the event the reports or information provided for in this Section 5.03 are not provided within the time period(s) specified herein due to matters within the reasonable control of Borrower, at Lender’s discretion, the Borrower shall be obligated to pay to Lender the sum of $150 per day, as liquidated damages, for each day from the date three (3) business days after written notice has been provided to the Borrower until the date upon which such reports or information is (are) provided.

Section 5.04       Anti-Terrorism Laws.  Borrower covenants and agrees with Lender as follows:

(a)          Borrower shall not:

(i)          knowingly conduct any business or engage in making or receiving any contribution of funds, goods, or services to or for the benefit of any Prohibited Person;

(ii)         knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law; or

(iii)        knowingly engage in, or conspire to engage in, any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)          Borrower agrees to deliver to Lender promptly (but in any event within ten (10) calendar days of Lender’s written request) any certification or other evidence requested from time to time by Lender in its reasonable discretion, confirming Borrower’s compliance with the foregoing covenants.

ARTICLE VI.

EVENTS OF DEFAULT AND REMEDIES

Section 6.01.      Events of Default.  Each of the following events shall be an “Event of Default”:

(a)         The Borrower shall fail to pay any installments of principal or interest, fees, expenses, charges or other amounts payable hereunder or under the other Loan Documents or to make any deposit of funds required under this Agreement when due or within ten (10) days of its due date; or

(b)         Any representation or warranty made by the Borrower, or any of its officers or directors under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c)         The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(d), (e), (f) or (g) or Section 50.3 or take any action as prohibited by Section 5.02; or

(d)         The Borrower shall fail to deliver the financial statements or Compliance Certificate under Section 5.01(c) within 5 days of the date due; or

(e)         The Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document (other than those listed in clauses (a) through (b) of this Section 6.01) on its part to be performed or observed (other than the covenants to pay the Loan Obligations) and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender, provided, however, that no Event of Default shall be deemed to exist if, within said thirty (30) day period, Borrower have commenced appropriate action to remedy such failure and shall diligently and continuously pursue such action until such cure is completed, unless such cure is or cannot be completed within thirty (30) days after written notice shall have been given; or

(f)          The Borrower shall fail to pay any indebtedness in an amount in excess of $250,000 (either in any individual case or in the aggregate) excluding indebtedness evidenced by the Notes and excluding Ordinary Trade Payable Disputes, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness (excluding Ordinary Trade Payable Disputes); or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof (excluding Ordinary Trade Payable Disputes); or

(g)         The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it) either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection; or

(h)         Any one or more uninsured judgment(s) or order(s) for the payment of money in excess of $100,0000 in the aggregate shall be rendered against the Borrower and either: (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i)          Any provision of any Loan Document shall for any reason cease to be valid and binding on the Borrower or the Borrower shall so state in writing; or

(j)          The Mortgage or the Security Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid lien, encumbrance or security interest in any of the property purported to be covered thereby; or

(k)         The termination of any Long Term Marketing Agreement prior to its stated expiration date, unless such Long Term Marketing Agreement is replaced by another Long Term Marketing Agreement acceptable to the Lender, within sixty (60) days of the termination of such Long Term Marketing Agreement; or

(1)                            The Borrower shall dissolve, merge, consolidate with other Persons, or suspend or discontinue doing business; or

(m)        Construction of the Project is halted or abandoned prior to completion for any period of thirty (30) consecutive days for any cause which is not beyond the reasonable control of the Borrower, its contractors and subcontractors; or

(n)         The construction of the Project shall be delayed for any reason and for such period that, in the reasonable judgment of the Lender, the Project will not be completed by the Completion Date. If such delay is curable and if Borrower has not been given a notice of a similar breach within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower cures the failure within thirty (30) days, which shall include advancing the progress of the Project to the point that, in the reasonable judgment of the Lender, the Project will be completed by the Completion Date; or

(o)         Any event, change or condition not referred to elsewhere in this Section 6.01 should occur which results in a Material Adverse Effect on the Borrower, any subsidiary or any guarantor of the Borrower’s obligations hereunder; or

(p)         Any guarantee, suretyship, subordination agreement, maintenance agreement, or other agreement furnished in connection with the Borrower’s obligations hereunder and under any Note shall, at any time, cease to be in full force and effect, or shall be revoked or declared null and void, or the validity or enforceability thereof shall be contested by the guarantor, surety or other maker thereof, or the guarantor shall deny any further liability or obligations thereunder, or shall fail to perform its obligations thereunder, or any representation or warranty set forth therein shall be breached, or the guarantor shall breach or be in default under the terms of any other agreement with Lender (including any loan agreement or security agreement); or

(q)         The loss, suspension or revocation of, or failure to renew, any material franchise, license, certificate, permit, authorization, approval or the like now held or hereafter acquired by the Borrower or any of its subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect on the Borrower or (ii) any regulatory or Governmental Authority replaces the management of the Borrower or any of its subsidiaries or assumes control over the Borrower or such subsidiary; or

(r)          The Borrower should breach or be in default under a Material Contract in any material respect, including any material breach or default, or any termination shall have occurred, or any other event which would permit any party other than the Borrower to cause a termination, or any Material Contract shall have ceased for any reason to be in full force and effect prior to its stated or optional expiration date, and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender, provided, however, that no Event of Default shall be deemed to exist if, within said thirty (30) day period, Borrower has commenced appropriate action to remedy such failure and shall diligently and continuously pursue such action until such cure is completed, unless such cure is or cannot be completed within thirty (30) days after written notice shall have been given; or

(s)         The Borrower should terminate, change, amend or restate, without the Lender’s prior consent any Material Contract, or any material Construction Contract, except as may be otherwise permitted by this Agreement or other Loan Document; or

(t)          Before AgStar has advanced the AgStar Construction Loan in full, if AgStar provides written notice to Borrower that no further advances will be made of AgStar Construction Loan proceeds pursuant to the Disbursing Agreement, the Master Loan Agreement or the First Supplement to the Master Loan Agreement (Construction and Term Loan); and (i) Borrower fails to obtain replacement financing reasonably acceptable to Lender in the amount of the AgStar Construction Loan that has not been advanced to Borrower within thirty (30) days of receipt of the written notice from AgStar (“AgStar Notice Date”); or (ii) Borrower fails to pay to Lender the outstanding Loan Obligations in immediately available funds within sixty (60) days of the AgStar Notice Date.

(u)         The occurrence or existence of an Event of Default (defined as such therein) under any of the AgStar Loan Documents;

(v)         The occurrence or existence of a default or an event of default under any of the documents or agreements executed by Borrower in connection with the Subordinate Financing

Section 6.02.  Remedies  Upon the occurrence of an Event of Default and at any time while such Event of Default is continuing, the Lender:

(a)         may accelerate the due date of the unpaid principal balance of the Notes, all accrued but unpaid interest thereon and all other amounts payable under this Agreement making such amounts immediately due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith immediately due and payable, without presentment, notice of intent to accelerate or notice of acceleration, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Notes, all such interest and all such amounts shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower; and provided further that with respect to an Event of Default pursuant to Section 6.02(t), Borrower shall have sixty (60) days from the AgStar Notice Date to

(b)         may withhold or direct the Disbursing Agent to withhold any one or more Advances in its discretion, and terminate the Lender’s obligations, if any, under this Agreement to make any Advances whereupon the commitment and obligations of the Lender to extend credit or to make Advances hereunder shall terminate, and no disbursement of Loan funds by the Lender will cure any default of the Borrower, unless the Lender agrees otherwise in writing;

(c)         may, by notice to the Borrower, obtain the appointment of a receiver to take possession of all Collateral of the Borrower, including, but not limited to all personal property, including all fixtures and equipment leased, occupied or used by any of the Borrower. Borrower hereby irrevocably consents to the appointment of such receiver and agrees to cooperate and assist any such receiver as reasonably requested to facilitate the transfer of possession of the Collateral to such receiver and to provide such receiver access to all books, records, information and documents as requested by such receiver;

(d)         in its discretion, enter the Real Property and take any and all actions necessary in its judgment to complete construction of the Project, including but not limited to making changes in Plans and Specifications, work or materials, and entering into, modifying, or terminating any contractual arrangements, subject to the Lender’s right at any time to discontinue any work without liability. If the Lender elects to complete the Project, it will not assume any liability to the Borrower or any other person for completing the Project or for the manner or quality of construction of the Project, and the Borrower expressly waives any such liability. The Borrower irrevocably appoints the Lender as its attorney-in-fact, with full power of substitution, to complete the Project in the Borrower’s name, or the Lender may elect to complete construction in its own name. In any event, all sums expended by the Lender in completing construction will be considered to have been disbursed to the Borrower and will be secured by the Mortgage and any other instruments or documents securing the Loans, and any such sums that cause the principal amount of the Loans to exceed the face amount of the Notes will be considered to be an additional loan to the Borrower bearing interest at the rate provided in the Notes and will be secured by the Mortgage and any other instrument or documents securing the Loans. The Lender will not have any obligation under the Plans and Specifications prepared for the Project, any studies, data, and drawings with respect thereto prepared by or for Borrower, or the contracts and agreements relating to the Plans and Specifications, or the aforesaid studies, data, and drawings, or to the construction of the Project unless it expressly hereafter agrees in writing. The Lender will have the right to exercise any rights of the Borrower under those contracts and agreements or with respect to such Plans and Specifications, studies, data, and drawings upon any default by the Borrower under this Agreement, and shall have such other rights and remedies with respect thereto as are afforded a secured creditor under applicable law;

(e)         in its discretion, with respect to an Event of Default pursuant to Section 6.02(t), direct Borrower to sell the Project pursuant to terms acceptable to Lender, the proceeds of which sale shall be applied promptly to pay the outstanding Loan Obligations, together with such additional funds as may be required to pay the outstanding Loan Obligations in full; and

(f)          may exercise all other rights and remedies afforded to the Lender under the Loan Documents or by applicable law or equity.

Section 6.03.  Remedies Cumulative.  Each and every power or remedy herein specifically given shall be in addition to every other power or remedy, existing or implied, given now or hereafter existing at law or in equity, and each and every power and remedy herein specifically given or otherwise so existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lender, and the exercise or the beginning of the exercise of one power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission of Lender in the exercise of any right or power accruing hereunder shall impair any such right or power or be construed to be a waiver of any default or acquiescence therein.

ARTICLE VII.

MISCELLANEOUS

Section 7.01.  Amendments, etc.  No amendment or waiver of any provision of any Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Lender and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.02.  Notices, etc.  All notices and other communications provided for under any Loan Document shall be in writing and mailed, faxed, or delivered at the addresses set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

If to the Borrower:	Otter Tail Ag Enterprises, LLC
1220 North Tower Road
Suite 201
Fergus Falls, MN 56537
Attn: Chief Executive Officer and President

With a copy to:	Pemberton, Sorlie, Rufer & Kershner, PLLP
110 North Mill Street

P.O. Box 866
Fergus Falls, MN 56538-0866
Attn: Kent Mattson

If to the Lender:	MMCDC New Markets Fund II, LLC
119 Graystone Plaza
(P.O. Box 623)
Detroit Lakes, Minnesota 56501
Attention: Arlen Kangas
Telephone: (218) 847-3191
Facsimile: (218) 844-3192

With a copy to:	Future Unlimited Law PC
P.O. Box 2776
Yelm, Washington 98597
Attention: Ruth Sparrow
Telephone: (360) 458-1720
Facsimile: (360) 458-2509

And to:	U.S. Bancorp Community Development Corporation
1307 Washington Avenue, Suite 300
St. Louis, Missouri 63103
Attention: Director of Asset Mgmt.
Telephone: (314) 335-2600
Facsimile: (314) 335-2601

With a copy to:	Husch & Eppenberger, LLC
190 Carondelet Plaza, Suite 600
St. Louis, Missouri 63105
Attention: Edward J. Lieberman
Telephone: (314) 480-1500
Facsimile: (314) 480-1505

And to:	Minnesota’s Community Development Corporation
109 S Grove Ave
PO Box 509
Park Rapids, MN 56470
Attention: Robert Crep
Telephone: (218) 732-3677
Facsimile: (218) 732-8985

With a copy to:	Gislason & Hunter, LLP
2700 S. Broadway
New Ulm, MN 56073

Attention: C. Thomas Wilson
Telephone: (507) 354-3111
Facsimile: (507) 354-8447

All such notices and communications shall have been duly given and shall be effective: (a) when delivered; (b) when transmitted via facsimile to the number set forth above; (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service; or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Any confirmation sent by the Lender to the Borrower of any borrowing under this Agreement shall, in the absence of manifest error, be conclusive and binding for all purposes.

Section 7.03.  No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 7.04.  Costs, Expenses, Taxes and Origination Fee.

(a)      The Borrower agrees, jointly and severally, to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender (who may be in-house counsel), and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Lender as to its respective rights and responsibilities under the Loan Documents, and all costs and expenses (including reasonable counsel fees and expenses) for the Lender in connection with the filing of the Financing Statements and the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, in the context of any bankruptcy proceedings. In addition, the Borrower agrees to pay on demand the expenses described in Section 5.01(b). In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

(b)      If, due to payments made by the Borrower or due to acceleration of the maturity of the Advances pursuant to Section 6.01 or due to any other reason, the Lender receives payments of principal of any Loan other than on the date due pursuant to the Notes, the Borrower shall pay to the Lender on demand any amounts required to compensate the Lender for any additional losses, costs or expenses which it may incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Loan.

(c)      Borrower shall pay Lender on the Closing Date an origination fee in the amount of $75,008 in immediately available funds.

(d)      Borrower shall pay quarterly in arrears commencing July 1, 2007 a New Markets Tax Credit Compliance Fee in the annual amount of $100,000 to Lender to the extent such fee plus the operating expenses for the applicable quarter set forth in the Financial Projections exceeds the interest due and payable pursuant to the MMCDC Subordinate Loan in consideration for services rendered in maintaining compliance with New Markets Tax Credit requirements.

Section 7.05.  Right of Set-off.  The Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, upon the continuing occurrence of an Event of Default to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Loan Obligations, irrespective of whether or not the Lender shall have made any demand under such Loan Document and although deposits, indebtedness or such obligations may be unmatured or contingent. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 7.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

Section 7.06.  Severability of Provisions.  Any provision of this Agreement or of any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.07.  Binding Effect; Successors and Assigns; Participations.

(a)     This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign or otherwise transfer its rights hereunder or any interest herein without the prior written consent of the Lender. Upon the request of Borrower, Lender shall provide copies of all invoices for costs and expenses to be reimbursed by Borrower under this Agreement or under any of the Loan Documents.

(b)     Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loans, and Borrower hereby waives any rights to privacy it may have with respect to such matters; provided, however, that any information received by any such purchaser or potential purchaser under this provision which concerns the personal, financial or other affairs of the Borrower shall be received and kept by the purchaser or potential purchaser in full confidence and will not be revealed to any other persons, firms or organizations nor used for any purpose whatsoever other than for determining whether or not to participate in the Loans and in accord with the rights of Lender if a participation interest is acquired. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interest. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest arising out of or by virtue of the participation and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loans irrespective of the failure or insolvency of any holder of any interests in the Loans. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Section 7.08.  Consent to Jurisdiction.

(a)       The Borrower hereby irrevocably submits to the jurisdiction of any Minnesota state court or federal court over any action or proceeding arising out of or relating to this Agreement, the Note and any instrument, agreement or document related hereto or thereto, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota state court or federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such process to Borrower at its address specified in Section 7.02. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)       Nothing in this Section 7.08 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

Section 7.09.  Governing Law.  THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MINNESOTA.

Section 7.10.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

Section 7.11.  Survival.  All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Loan Obligations are outstanding and unpaid and so long as the Lender has any unexpired commitments under this Agreement or the Loan Documents. The expense reimbursement, additional cost, capital adequacy and indemnification provisions of this Agreement shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan Obligations or the termination of this Agreement or any provision hereof.

Section 7.12.  WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

Section 7.13.  Entire Agreement.  THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.

{SIGNATURE PAGE TO FOLLOW}

IN WITNESS WHEREOF, the parties hereto have caused this Construction and Term Loan Agreement to be executed by their respective officers and duly authorized, as of the date first above written.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS CONSTRUCTION AND TERM LOAN AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE STATED.

BORROWER:

OTTER TAIL AG ENTERPRISES, LLC

a Minnesota limited liability company

By:
/s/ Jerry Larson
Jerry Larson, President

LENDER:

MMCDC NEW MARKETS FUND II, LLC,

a Delaware limited liability company

By: Midwest Minnesota Community Development

Corporation, a Minnesota nonprofit corporation, its

managing member

By:
/s/Arlen Kangas
Arlen Kangas, President

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:       MMCDC New Markets Fund II, LLC (the “Lender”)

Pursuant to that certain Construction and Term Loan Agreement dated as of March 30, 2007, by and between Otter Tail Ag Enterprises, LLC, a Minnesota limited liability company (the “Borrower”), and the Lender, and any amendments thereto and extensions thereof (the “Loan Agreement”), the undersigned hereby represents, warrants and certifies to the Lender as follows:

1.                                   The financial statement(s) attached hereto are complete and correct in all material respects and fairly present the financial condition of the Borrower as of the date of said financial statement(s) and the result of its business operations for the period covered thereby;

2.                                   Repeats and reaffirms to the Lender each and all of the representations and warranties made by the Borrower in the Loan Agreement and the agreements referred to therein or related thereto, and represents and warrants to the Lender that each and all of said warranties and representations are true and correct as of the date hereof, except as disclosed in writing to the Lender;

3.                                   No Event of Default (as that term is defined in the Loan Agreement), and no event which with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing as of the date hereof; and

4.                                   All the calculations set forth below are made pursuant to the terms of the Loan Agreement and are true and accurate as of the date of the attached financial statements:

1.             Section 5.01(d) – Working Capital.

(tested annually)

(a)           Required Working Capital (@ Completion Date $5,000,000)

(twelve months after Completion Date $7,000,000, annually thereafter)

(a) Current Assets		$
(b) Current Liabilities		$

Line (a) less line (b)		$

In Compliance	Yes ☐		No ☐

2.             Section 5.01(e) – Tangible Net Worth.

(tested annually)

(a)	Required Tangible Net Worth($43,000,000 at Completion Date) (annually thereafter, increases based on covenant)
$
(b)	Actual Tangible Net Worth

	(1)	Total Assets	$
	(2)	Less Intangible Assets (per definition)	$
	(3)	Total Tangible Assets	$
	(4)	Total Liabilities	$
	(5)	Tangible Net Worth	$
(line (4) minus line (5))

In Compliance	Yes	☐	No	☐

3.             Section 5.01(f) – Owner Equity Ratio

(55% twelve months after the Completion Date and annually thereafter)

(a)	Tangible Net Worth	$
(b)	Subordinated Debt	$
(c)	Total of Lines (a)and (b)	$
(d)	Total Assets	$
(e)	Owner Equity Ratio
	(line (c)divided by line (d))		%

In Compliance	Yes	☐	No	☐

4.             Section 5.01(g) – Fixed Charge Ratio

(tested annually beginning twelve months after the Completion Date, and maintained and measured at the end of each fiscal year thereafter.)

(a)	EBITDA	$
(b)	Extraordinary Items	$
(c)	Numerator (sum of lines (a)and (b))	$

(d)	Current Portion of Long Term Debt	$
(e)	Interest Expense	$
(f)	Dividends	$

(g)	Tax Distributions	$
(h)	Maintenance Capital Expenditures	$
(i)	Denominator (sum of lines (d) through (h))	$

Ratio of line (c) to (i)			to 1.00

Required Ratio of 1.15 to 1.00

In Compliance	Yes	☐	No	☐

IN WITNESS WHEREOF, the undersigned has signed and delivered this Certificate to the Lender as of the            day of                                ,               .

BORROWER:

OTTER TAIL AG ENTERPRISES, LLC,

a Minnesota limited liability company

By
Name:
Its:

EXHIBIT B

PROJECT SOURCE AND USE STATEMENT

See Attached Sources and Uses Statement dated                                        .

EXHIBIT C

FORM OF OPINION LETTER

March 30, 2007

MMCDC New Markets Fund II, LLC

119 Graystone Plaza

Detroit Lakes, MN 56501

Future Unlimited Law PC

P. O. Box 2776

Yelm, Washington 98597

Re:      Construction and Term Loan Agreement Dated as of March 30, 2007 by and between Otter Tail Ag Enterprises, LLC and MMCDC New Markets Fund II, LLC

Ladies and Gentlemen:

We have acted as counsel to Otter Tail Ag Enterprises, LLC, a Minnesota limited liability company (the “Company”), in connection with the negotiation of the Construction and Term Loan Agreement (the “Loan Agreement”) by and between the Company and MMCDC New Markets Fund II, LLC (the “Lender” or “you”) dated as of the date hereof and the consummation of the transactions described therein. This letter is furnished to satisfy a condition set forth in Section 3.01(r) of the Loan Agreement. All capitalized terms used in this letter that are not otherwise defined herein have the meanings assigned to them in the Loan Agreement unless the context requires otherwise.

In our capacity as counsel to the Company, and for purposes of this opinion, we have examined the following documents:

(i)                          the Loan Agreement;

(ii)                       the MMCDC Senior Loan Note;

(iii)                    the MMCDC Subordinate Loan Note;

(iv)                   the Security Agreement;

(v)                      the Mortgage;

(vi)                   the Disbursing Agreement;

(vii)                the Intercreditor Agreement;

(viii)             the Guaranty Agreement

(ix)                    the Articles of Organization and Operating and Member Control Agreement, each as amended, of the Company;

(x)                        the records of proceedings and actions of the members and Board of Governors of the Company with respect to the transactions between you and the Company contemplated by the Loan Agreement; and

(xi)                    such other documents, agreements and materials as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

The documents listed as items (i) through (viii) above are dated as of the first date written above and are collectively referred to herein as the “Loan Documents.” In addition, we have examined and relied upon representations and warranties as to matters of fact (other than facts constituting conclusions of law) contained in and made pursuant to the Loan Documents.

In addition, we have examined such other resolutions, documents, certificates and records and have made such investigations of law and fact as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

In reaching the opinions set forth below, we have assumed, and have not independently verified, the genuineness of all signatures on all documents, the legal capacity and competency for all purposes relevant hereto of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the authentic originals of all documents submitted to us as copies, the correctness, completeness and accuracy of all facts set forth in all representations, warranties and certificates referred to or identified in this opinion, and that there are no documents, agreements or understandings to which the Lender is a party between the Lender, on the one hand, and the Company on the other hand, other than the Loan Documents, which would have an effect on the opinions set forth below. In examining documents executed by parties other than the Company, we have assumed that such parties had the requisite power, right and authority (corporate or otherwise) to execute, deliver and perform all of their respective obligations thereunder and have also assumed the due authorization by all requisite corporate action and execution and delivery of such documents by such parties, and the validity, legality and binding effect of those documents on those parties. As to questions of fact material to our opinions, we have relied upon the representations and warranties made in the Loan Documents and upon certificates of officers or other representatives of the Company and of public officials (“Certificates”). We have not independently or through third parties verified such representations and warranties or Certificates, or made any independent investigation as to the existence of agreements, instruments or other documents, orders, judgments or decrees by which the Company or any of its properties or assets may be bound.

In basing the opinions and other matters set forth herein on phrases such as “best of our knowledge,” “our knowledge,” or “known to us,” such phrases signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company to give substantive attention as counsel, no information has come to our attention that would give us actual conscious knowledge that any such opinion or other matters are not accurate or that any of the foregoing Certificates and other matters on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The phrases “best of our knowledge,” “our knowledge,” “known to us” and similar language used herein are intended to be limited to the knowledge of the lawyers currently employed by our firm who have performed substantive legal services related to the Loan Documents and have specific knowledge of the substance of this opinion.

Based on our review of the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion that:

1.            The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Minnesota.

2.            The Company has the power to enter into and perform its obligations under the Loan Documents.

3.            The Company has taken all necessary company action to authorize the execution, delivery, and performance by the Company of the Loan Documents, and the consummation by the Company of the transactions set forth in the Loan Documents.

4.            The Loan Documents have been duly and validly executed and delivered by the Company and constitute legal, valid, binding, and enforceable obligations of the Company.

5.            The execution and delivery by the Company of the Loan Documents do not, and the consummation by the Company of the transactions contemplated by the Loan Documents and the compliance by the Company with the provisions of the Loan Documents do not, (a) conflict with or result in a breach of any provision of the Company’s Articles of Organization, or Operating and Member Control Agreement, (b) to our knowledge, conflict with or result in a material violation of any applicable state or federal law or regulation, (c) to our knowledge, conflict with any order, judgment, or decree to which the Company is a party or subject or by which any of its properties or assets are bound, or (d) to our knowledge, conflict with any Material Contract to which the Company is a party or by which the Company or any of its properties or assets are bound.

6.            To our knowledge, except as expressly disclosed in the Loan Documents, there are no actions, suits or proceedings pending or threatened in writing against or affecting the Company before any court or arbitrator or by or before any administrative agency or government authority, which, if adversely determined, would constitute an material adverse effect on the Company; provided, however, this letter may not be construed to have given a guarantee that any judgment or judgments rendered against the Company in one or more of these proceedings for which there is insurance coverage would not exceed such policy limits or might not fall outside the risks covered by such insurance.

The foregoing opinions are subject to the following qualifications (in addition to the qualifications, exceptions, limitations and assumptions specified above):

A.           Our opinions as they relate to the legality, validity, binding effect and/or enforceability of the Loan Documents are subject to the limitations that might result from bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential transfer, fraudulent conveyance, and other state and federal laws relating to or affecting the rights or remedies of creditors generally, now or hereafter, in effect.

B.            Our opinions as they relate to the legality, validity, binding effect and/or enforceability of the Loan Documents are subject to the qualification that the availability of the remedies of specific performance or injunctive relief, or any other equitable remedy, is subject to the discretion of the court before which a proceeding therefor may be brought, equitable defenses and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and other similar doctrines affecting the enforcement of agreements generally.

C.            Except as expressly stated herein, no opinion is expressed or implied as to the truth, accuracy or completeness of any of the representations, warranties or other statements of the Company or any other person contained in any of the Loan Documents or in any exhibit, schedule or attachment thereto.

D.           We express or imply no opinion as to what actions the parties to the Loan Documents are required to or may take or fail to take on or after the date hereof which, if taken or not taken, would affect or impair the legality, validity, binding effect and/or enforceability of the Loan Documents or the rights and remedies of the parties thereunder.

E.            With respect to the legality, validity, binding effect and enforceability of the remedies available to the Lender under the Uniform Commercial Code in force in the State of Minnesota (“UCC”), we have assumed that the Lender will enforce such remedies in accordance with the UCC and under such circumstances and in a manner in which it is commercially reasonable to do so. In addition, because a claimant bears the burden of proof required to support its claim, our opinion assumes that you will undertake the effort and expense necessary to present your claims in the prosecution of any remedy accorded you under the Loan Documents.

F.            We express or imply no opinion as to the creation, attachment, perfection or priority of any security interest, mortgage or other lien which the Lender may claim in any real or personal property of the Company under any of the Loan Documents or otherwise.

G.            Our opinions as they relate to the legality, validity, binding effect and/or enforceability of the Loan Documents are subject to the limitations arising from state and federal court decisions involving statutes, public policy and/or principles of equity holding that (i) purported waivers of notice, remedies (or the delay in, omission of, or enforcement thereof) or the benefits of statutory provisions or constitutional or common law rights and broadly or vaguely stated provisions waiving rights or waivers of unknown future rights or duties imposed by law are or may be void or unenforceable, (ii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy are invalid, (iii) provisions declaring that the documents may only be amended or waived in writing may be unenforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying one or more provisions of the Loan Documents, (iv) the enforcement of public policy is of a paramount public interest which may prohibit enforcement of certain contractual provisions; (v) the indemnification and exculpation provisions of the Loan Documents may be unenforceable to the extent that the enforcement of such provisions is determined to be against public policy; and (vi) certain other provisions in the Loan Documents, including, without limitation, self-help provisions, provisions that purport to establish evidentiary standards, provisions requiring the payment of a late payment or repayment charge, fee, reinvestment charge, premium or penalty, however denominated, are or may be unenforceable in whole or in part.

H.           Since it is necessary for the Lender to elect its proper remedy in certain instances, no opinion is expressed or implied that any cumulative remedy provision contained in any of the Loan Documents is valid or enforceable.

I.             No opinion is expressed or implied as to the legality, validity, binding effect or enforceability of (i) any power of attorney granted to the Lender in any of the Loan Documents, or (ii) any document, certificate, agreement or instrument executed or delivered by the Lender pursuant thereto.

J.             In giving this opinion, we advise you that a Minnesota court may not strictly enforce certain covenants contained in the Loan Documents or allow acceleration of the maturity of the indebtedness evidenced by the Notes if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances. We do believe, however, that subject to the limitations expressed elsewhere in this opinion, enforcement or acceleration would be available if an Event of Default occurs as a result of a material breach of a material covenant contained in the Loan Documents.

K.             Certain rights, remedies, waivers and indemnities contained in the Loan Documents, in addition to those specifically enumerated above, may be limited or rendered ineffective by applicable Minnesota laws or judicial decisions governing such provisions, but such laws and judicial decisions do not render the Loan Documents invalid as a whole, and there exist, in the Loan Documents or pursuant to applicable law, legally adequate remedies for a realization of the principal benefits intended to be provided by the Loan Documents.

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

L.             We are members of the Bar of the State of Minnesota. The opinions expressed herein are limited to matters of Minnesota and federal law in effect as of the date of this letter. We express no opinion with respect to the laws of any other jurisdiction, or laws created or amended after the date hereof. For purposes of this opinion we have assumed that the internal laws (as opposed to the choice of law rules) of the State of Minnesota and applicable federal law would apply and have rendered our opinion on that basis. To the extent that the law of another jurisdiction applies, we have assumed that the law of that jurisdiction would be the same as Minnesota law. We render no opinion as to the enforceability of any choice of law provision.

M.           We express no opinion with respect to title to any property, nor do we express any opinion with respect to the existence of encumbrances upon any property or the attachment, validity, perfection or priority of any liens or security interests.

N.            Except as explicitly addressed in the numbered opinions above, no opinion is expressed herein as to any of the topics listed under Section 19 “Specific Legal Issues” of the Third-Party Legal Opinion Report, published in 1991 by the Section of Business Law of the American Bar Association.

This opinion is limited to the specific legal issues addressed herein and shall be strictly and narrowly construed, and no opinion is implied or may be inferred beyond the matters expressly set forth herein. Our opinion is rendered to you solely for your benefit in connection with consummation of the transactions set forth in the Loan Documents and may not be quoted in whole or in part, filed publicly or delivered to, or relied upon by any other person without our prior written consent. Our opinion is based upon the state of facts and the law existing and in effect on the date hereof, and we assume no obligation to revise, supplement or update this opinion in any respect at any time subsequent to the date hereof in order to account for any change in the law (whether or not hereinafter enacted or adopted) or future facts, events or circumstances affecting any of the transactions contemplated by any of the Loan Documents.

Very truly yours,

Pemberton, Sorlie, Rufer, and Kershner, PLLP

by Kent D. Mattson, for the Firm

EXHIBIT D

CERTIFICATION REGARDING DEBARMENT, SUSPENSION,

INELIGIBILITY AND VOLUNTARY EXCLUSION

LOWER TIER COVERED TRANSACTIONS

INSTRUCTIONS FOR CERTIFICATION

1.                                      By signing and submitting this proposal, the prospective lower tier participant is providing the certification set out below.

2.                                      The certification in this clause is a material representation of fact upon which reliance was placed when this transaction was entered into. If it is later determined that the prospective lower tier participant knowingly rendered an erroneous certification, in addition to other remedies available to the Federal Government the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

3.                                      The prospective lower tier participant shall provide immediate written notice to the person to which this proposal is submitted if at any time the prospective lower tier participant learns that its certification was erroneous when submitted or had become erroneous by reason of changed circumstances.

4.                                      The terms covered transaction, debarred, suspended, ineligible, lower tier covered transactions, participant, person, primary covered transaction, principal, proposal, and voluntarily excluded, as used in this clause, have the meaning set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the person to which this proposal is submitted for assistance in obtaining a copy of those regulations.

5.                                      The prospective lower tier participant agrees by submitting this proposal that, should the proposed covered transaction be entered into, it shall not knowingly enter into any lower tier covered transaction with a person who is proposed for debarment under 48 CFR part 9, subpart 9.4, debarred, suspended, declared ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency with which this transaction originated.

6.                                      The prospective lower tier participant further agrees by submitting this proposal that it will include this clause titled “Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion Lower Tier Covered Transaction,” without modification, in all lower tier covered transactions and in all solicitations for lower tier covered transactions.

7.                                      A participant in a covered transaction may rely upon a certification of a prospective participant in a lower tier covered transaction that it is not proposed for debarment under 48 CFR part 9, subpart 9.4, debarred, suspended, ineligible, or voluntarily excluded from covered transactions, unless it knows that the certification is erroneous. A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the List of Parties excluded from Federal Procurement and Nonprocurement Programs.

8.                                      Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

9.                                      Except for transactions authorized under paragraph 5 of these instructions, if a participant in a covered transaction knowingly enters into a lower tier coverage transaction with a person who is proposed for debarment under 48 CFR part 9, subpart 9.4, suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency with which this transaction originated may pursue available remedies, including suspension and/or debarment.

CERTIFICATION REGARDING DEPARTMENT, SUSPENSION, INELIGIBILITY AND

VOLUNTARY EXCLUSION —

LOWER TIER COVERED TRANSACTIONS

(1)

The prospective lower tier participant certifies, by submission of this proposal, that neither it nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency.

(2)	Where the prospective lower tier participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.

Explanation: Notwithstanding anything to the contrary set forth above, the certification in (1) above is hereby modified to state that to Borrower’s actual knowledge none of its members has been debarred, suspended, declared ineligible, or voluntarily excluded from participation in this transaction by any Federal department or agency.

Otter Tail Ag Enterprises, LLC,

a Minnesota limited liability company

By:
Name:

Its:
Dated as of March 30, 2007

EXHIBIT E

FINANCIAL PROJECTIONS

EXHIBIT F

SWORN CONSTRUCTION STATEMENT

SWORN CONSTRUCTION STATEMENT

OWNER: PROPERTY AT:

IMPORTANT NOTICE: This statement must be complete as to names of all persons and companies furnishing labor and/or material on the premises herein. Any increase in cost, from changes in construction or otherwise, must be forthwith reported to the DISBURSING AGENT with additional deposits to cover such increase in cost.

	ITEMS	FURNISH BY	TOTAL COST	AMT PAID	BALANCE
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34

35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
	SUBTOTAL	0

	STATE OF	)
>			SS.
	COUNTY OF	)

The undersigned being first duly sworn, each for himself, as Prime Contractor and Borrower, deposes and says that the foregoing are the names of all parties having contracts or subcontracts for specified portions of the work on said property and building or material entering into the construction thereof, and the amounts due and to become due to each of said parties, that the items mentioned include all labor and material required to complete said buildings according to plans and specifications, that there are no other contracts outstanding; and that there is not due or to become due to any person for material, labor or other work of any kind done upon said building other than as above stated.

The undersigned further deposes and says that no increase in the cost of construction will be made under any circumstances without furnishing information on same to the DISBURSING AGENT with additional deposits to cover such increase; that, in the event of any such increase, no orders or claims will be made to said company until such information and additional deposits shall have been completed; that the purpose of said statement is to induce said company to pay out the proceeds of a loan of $19,175,000.00 secured by a first lien mortgage on said property; and that, upon payment of the specific unpaid items listed herein, the undersigned Prime Contractor hereby agrees to waive all claims of priority to said mortgage and both parties herein will save said company harmless as to any claims of priority of lien for any labor or material, furnished or to be furnished, for completion of construction

Prime Contractor

OTTER TAIL AG ENTERPRISES, LLC

The foregoing instrument was acknowledged before me this        day of                          , 20               .

by
NOTARY STAMP:

Signature of Notary Public

EXHIBIT G

ACCOUNTANT’S LETTER

Schedule 3.01(d)

Real Property

LEGAL DESCRIPTION

All that part of the W1/2 of Section 20, Township 133 North, Range 43 West of the Fifth Principal Meridian, situate in the County of Otter Tail and the State of Minnesota, lying South of the Railroad Right-of-Way, EXCEPT the following described tracts of land:

1.                                 The tract described as follows: That part of the SW1/4 of Section 20, Township 133, Range 43, described as follows: Commencing at the Southwest corner of said Section 20; thence on an assumed bearing of East along the South line of said Section 20 a distance of 312.35 feet to the point of beginning of the land to be described; thence North 00°08’29” East a distance of 318.00 feet; thence on a bearing of East a distance of 180.00 feet; thence South 00°08’29” West a distance of 318.00 feet to said South line of Section 20; thence on a bearing West along said South line of Section 20, a distance of 180.00 feet to the point of beginning.

2.                                 All that part of the following-described tract: The E1/2 of W1/2 of Section 20, Township 133, Range 43, except railroad right of way; which lies Easterly of a line run parallel with and distant 100.00 feet westerly of the following-described line: Beginning at a point on the North line of said Section 20, distant 99.15 feet East of the North Quarter corner thereof; thence run southerly to a point on the South line of said Section 20, 96.10 feet East of the South Quarter corner thereof, and there terminating; together with all that part of the above-described tract adjoining and westerly of the above-described strip and easterly of the following-described line: From a point on the above-described line, distant 1,077.80 feet North of the South line of said Section 20, run westerly at right angles with said above-described line for 100.0 feet to the point of beginning of the line to be described; thence run southwesterly to a point which is distant 110.0 feet westerly (measured at right angles) from a point on the above-described line, distant 977.80 feet North of the South line of Section 20 (when measured along the above-described line); thence run southerly and parallel with said above-described line to the northeasterly boundary line of the railroad running in a southeasterly and northwesterly direction over and across the above-described tract; in addition to the existing highway; together with all right of access, being the right of ingress to and egress from all that portion of the above-described tract, not acquired herein, to Trunk Highway No. 392.

Schedule 4.01(a)

Description of Certain Transactions Related to the Borrowers’ Units

Provided the Company’s Plant Manager meets the standard requirements of qualifying to be a member of the Company, as a one-time signing bonus, he will receive a profit’s interest on 5,000 Class A member units of the Company at a zero basis, with ownership of said units to vest at 20% per year as follows (the “Vesting Dates”), provided the Plant Manager remains employed with the Company on any Vesting Date.:

January 1, 2007 – 1,000 Units Vest

January 1, 2008 – 1,000 Units Vest

January 1, 2009 – 1,000 Units Vest

January 1, 2010 – 1,000 Units Vest

January 1, 2011 – 1,000 Units Vest

Provided the Company’s CEO meets the standard requirements of qualifying to be a member of the Company, as a one-time signing bonus, he will receive a profit’s interest on 12,500 Class A member units of the Company at a zero basis, with ownership of said units to vest at 20% per year as follows (the “Vesting Dates”), provided the CEO remains employed with the Company on any Vesting Date.:

January 1, 2007 – 2,500 Units Vest

January 1, 2008 – 2,500 Units Vest

January 1, 2009 – 2,500 Units Vest

January 1, 2010 – 2,500 Units Vest

January 1, 2011 – 2,500 Units Vest

The Prime Contractor agreed to reduce its construction contract price by $500,000 in exchange for 250,000 Class A units of the Company valued at $2 per unit. The Company will hold the right of first refusal for repurchase. The agreement is reflected in the current pricing under the Prime Contractor’s contract.

Schedule 4.01(f)

Description of Certain Threatened Actions, etc.

None.

Schedule 4.01(k)

Intentionally omitted

Schedule 4.01(l)

Office Locations; Fictitious Names; Etc.

Temporary Offices	1220 North Tower Road
Suite 201
Fergus Falls, MN 56537

Plant Site	24096 170th Avenue,
Fergus Falls, MN 56537

No Fictitious Names

EIN	41-2171784
State Organizational Number	1211144-2

Schedule 4.01(p)

Intellectual Property

None.

Schedule 4.01(t)

Environmental Compliance

No known exceptions.

Schedule 5.01(o)

Management

The current management of the Borrower is as follows:

President: Jerry Larson

Plant Manager: Gunner Greene

Chief Executive Officer: Kelly Longtin

Schedule 5.02(a)

Description of Certain Liens, Lease Obligations, etc.

None, except for protective UCC filings of KID Leasing for computer hardware and software and printer and related equipment leased to the Company.

Schedule 5.02(k)

Transactions with Affiliates

Corn Procurement Contract and Arrangements with CHS Inc. (Member of Company)

Electric Power Purchase Contract and Arrangements with Ottertail Power Corporation (Member of Company)